Exhibit 99.b















                               PURCHASE AGREEMENT

                                      AMONG

                               CCE HOLDINGS, LLC,

                         ENRON OPERATIONS SERVICES, LLC,

                       ENRON TRANSPORTATION SERVICES, LLC,

                              EOC PREFERRED, L.L.C.

                                       AND

                                   ENRON CORP.



                            Dated as of June 24, 2004

                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT, dated as of June 24, 2004 (this "Agreement"), by CCE Holdings, LLC, a Delaware limited liability company
("Purchaser"), Enron Operations Services, LLC, a Delaware limited liability company ("EOS"), Enron Transportation Services, LLC, a Delaware limited liability company ("ETS"), EOC Preferred, L.L.C., a Delaware limited liability company ("EOC"), and Enron Corp., an Oregon corporation ("Enron" and, collectively with EOS, ETS and EOC, "Sellers").

                                   WITNESSETH:

                  WHEREAS, commencing on December 2, 2001, Enron and certain of its subsidiaries, including EOS and ETS, filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (as defined herein); and

                  WHEREAS, Sellers collectively own 100% of the membership interests (collectively, the "Equity Interest") of CrossCountry Energy, LLC, a Delaware limited liability company (the "Company"); and

                  WHEREAS,   the  Company   directly  or  indirectly   owns  (i)
beneficially an aggregate of one thousand (1,000) shares of common stock, par value $0.01 per share, of Transwestern Pipeline Company, Inc., a Delaware corporation ("Transwestern"), which constitutes 100% of the issued and outstanding shares of capital stock of Transwestern; (ii) an aggregate of five hundred (500) shares of Class B common stock, par value $1.00 per share, of Citrus Corp., a Delaware corporation ("Citrus"), which constitutes fifty percent (50%) of the issued and outstanding shares of capital stock of Citrus; (iii) an aggregate of four hundred (400) shares of common stock, par value $10.00 per share, of Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains"), which constitutes 100% of the issued and outstanding shares of capital stock of Northern Plains; (iv) one thousand (1,000) shares of common stock, par value $1.00 per share, of NBP Services Corporation, a Delaware corporation ("NBP Services"), which constitutes 100% of the issued and outstanding shares of capital stock of NBP Services; and (v) 100% of the membership interest of CrossCountry Energy Services, LLC, a Delaware limited liability company ("CES"); and

                  WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Equity Interest pursuant to the terms of this Agreement and an Order of the Bankruptcy Court approving such sale under, among other things, sections 105 and 363 of the Bankruptcy Code; and

                  WHEREAS,  certain terms used in this  Agreement are defined in
Section 11.1.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                      SALE AND PURCHASE OF EQUITY INTEREST

                  1.1 Sale and Purchase of Equity Interest. Upon the terms and subject to the conditions contained herein, on the Closing Date, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Sellers, the Equity Interest, free and clear of all Liens (other than Liens created by Purchaser) to the extent permitted under Section 363 of the Bankruptcy Code.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

                  2.1 Purchase Price. The purchase price for the Equity Interest shall be an amount equal to (i) $2,350,000,000 less the Transwestern Debt Amount (the "Preliminary Purchase Price"), plus (ii) an amount, which may be positive or negative, calculated pursuant to Schedule 2.1 (the Preliminary Purchase Price, after giving effect to all adjustments contemplated pursuant to Schedule 2.1, is referred to herein as the "Purchase Price").

                  2.2  Deposit.

                  (a) Upon or prior to the execution of this Agreement, Purchaser shall deposit with JPMorgan Chase Bank, in its capacity as Deposit Escrow Agent (the "Deposit Escrow Agent"), pursuant to that certain Deposit Escrow Agreement, dated as of the date hereof, among Purchaser, each of the Sellers and the Deposit Escrow Agent (the "Deposit Escrow Agreement"), one or more original irrevocable letters of credit (the "Initial Letters of Credit"), each in the form of Appendix A to the Deposit Escrow Agreement, for an aggregate amount equal to $30,000,000 (the "Initial Deposit Amount") and an original irrevocable letter of credit (the "June 24 Letter of Credit") in the form of Appendix A to the Deposit Escrow Agreement, for an amount equal to $20,000,000 (the "June 24 Deposit Amount", and together with the Initial Deposit Amount, the "Deposit Amount"). If Purchaser is selected as the Winning Bidder in the Auction, Purchaser will have the option at any time prior to the close of business on the third (3rd) Business Day after the Approval Order is entered by the Bankruptcy Court on the electronic docket to deliver to the Deposit Escrow Agent one or more additional original irrevocable letters of credit (the "Additional Letters of Credit" and, together with the Initial Letters of Credit and the June 24 Letter of Credit, the "Letters of Credit"), each in the form of Appendix A to the Deposit Escrow Agreement, for an aggregate amount equal to $30,000,000 (the "Additional Deposit Amount"). Upon delivery of the Additional Letters of Credit, the Deposit Amount shall equal $80,000,000 for all purposes herein. Solely upon the delivery of the Additional Letters of Credit, Section
12.18 of this Agreement shall automatically become binding upon and enforceable against the Sellers without any further action by the parties hereto. The Letters of Credit will be drawn upon by the Deposit Escrow Agent only in the circumstances described in, and to the extent permitted by, Section 2.2(c) and the Deposit Escrow Agreement. The Letters of Credit and any funds drawn thereunder shall be held by the Deposit Escrow Agent and applied, or returned to Purchaser, in accordance with the provisions of this Section 2.2 and the Deposit Escrow Agreement. Upon Closing and as provided in Section 2.2(b), the Letters of Credit and any funds drawn thereunder shall be released to Purchaser.

                  (b) Pursuant to the Deposit Escrow Agreement, the Letters of Credit shall be released and returned to Purchaser in the event that this Agreement is validly terminated by (i) Purchaser (A) pursuant to Sections 3.2(a), 3.2(c), 3.2(d), 3.2(e) or 3.2(h) or (B) pursuant to Section 3.2(b) in the event that the Closing does not occur on or prior to the Outside Date due to the failure to satisfy the closing conditions set forth in Sections 7.1(a), 7.1(b), 7.1(d), 7.1(e), 7.2(a) - (e), or 7.3(d), or (ii) by Sellers (A) pursuant to Sections 3.2(a), 3.2(c) or 3.2(d), (B) pursuant to Section 3.2(g) if at the time of such termination a Capital Markets Event has occurred and is continuing such that the closing condition set forth in Section 7.2(d) would not be satisfied, (C) pursuant to Section 3.2(b) in the event that the Closing does not occur on or prior to the Outside Date due to the failure to satisfy the closing conditions set forth in Sections 7.1(a), 7.1(b), 7.1(d), 7.1(e) or 7.3(d) or (D) pursuant to Section 3.2(f) in the event that such termination by Sellers is solely based upon a breach of Purchaser's representations in Section 5.4 due to an Action or Order of which Purchaser is not aware as of the date of this Agreement that seeks to restrain or prohibit or otherwise challenge the consummation, legality and validity of the transactions contemplated hereby or that directly results from and relates to the execution of this Agreement and in any such case is filed or threatened to be filed after the date hereof by a Person other than Purchaser, the Financing Sources or any of their respective Affiliates or Representatives or any other Person acting, directly or indirectly, on behalf of or at the behest of or with the encouragement of any of them; provided, that the Letters of Credit (other than the June 24 Letter of Credit, unless the Purchaser has not complied with the obligations under Section
6.3 with respect to the HSR Act, or Section 6.18, in which case the June 24 Letter of Credit shall be forfeited and paid to Sellers in accordance with
Section 2.2(c)) shall not be released or returned to Purchaser in the event that any termination referred to in this paragraph (b) relates to or arises from a failure to satisfy the closing condition set forth in (i) Section 7.1(c) (with respect to the HSR Act) or (ii) Section 7.2(f); or

                  (c) Except as specified in Section 2.2(b), upon the valid termination of this Agreement, the Letters of Credit shall be drawn upon for the Deposit Amount and the Deposit Amount shall be paid to Sellers as liquidated damages, with each Seller receiving a pro rata share of the Deposit Amount in accordance with each Seller's Percentage Interest. For the avoidance of doubt and, except as provided in Section 2.2(b), if all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (assuming for such purposes that the Closing would have occurred on the date of termination of this Agreement), and Purchaser fails to pay the Purchase Price in accordance with the terms of this Agreement, Sellers shall be entitled to the Deposit Amount. Upon the payment to Sellers of the Deposit Amount pursuant to this Section 2.2(c), the parties hereto and their Affiliates and Representatives shall, subject to Section 3.3, be fully released and discharged from all liabilities and obligations under or resulting from this Agreement, and no party shall have any other remedy or cause of action against any other party under or relating to this Agreement.

                  2.3 Payment of Purchase Price. At the Closing, Purchaser shall pay (i) the Preliminary Purchase Price plus (ii) the Estimated Purchase Price Adjustment to Sellers by wire transfer of immediately available funds into an account or accounts designated in writing by Sellers. The parties agree to pay, if applicable, the True-up Amount in accordance with Schedule 2.1. The Purchase Price to be paid to Sellers under this Section 2.3 shall be paid to each Seller pro rata in accordance with each Seller's Percentage Interest.

                                   ARTICLE III

                             CLOSING AND TERMINATION

                  3.1 Time and Place of Closing. The closing of the sale and purchase provided for in Article I (the "Closing") shall take place at the New York City offices of Weil, Gotshal & Manges LLP, at 10:00 A.M. New York City time, on the later of (i) the second (2nd) Business Day after the date on which the conditions to the Closing set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied or waived by the party entitled to waive such condition, or (ii) the thirtieth
(30th) day after Sellers give notice to Purchaser of the date Sellers anticipate all such conditions will be satisfied or waived, or at such other place, date and time as the parties may agree (the actual date on which the Closing is to occur pursuant to this Section 3.1 shall be referred to as the "Closing Date"); provided, however, that neither Sellers nor Purchaser shall be required to close the transactions contemplated by this Agreement until all conditions to the obligations of Sellers or Purchaser, as the case may be, shall have been satisfied or waived in accordance with the provisions of Article VII.

                  3.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:


                  (a) At any time prior to the Closing Date by the mutual written consent duly authorized by the Board of Directors or Board of Managers, as applicable, of each of the Sellers and Purchaser;

                  (b) By either Sellers or Purchaser, if the Closing has not occurred on or before December 17, 2004 (as may be extended by written agreement of the parties, the "Outside Date"); provided, however, that the terminating party is not in default of its obligations under this Agreement in any material respect;

                  (c) By either Sellers or Purchaser, if there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited (and such Law is not overturned or otherwise made inapplicable to the transactions contemplated hereby within a period of one hundred and twenty (120) days) or if any Order is entered by a Governmental Authority of competent jurisdiction having valid enforcement authority permanently restraining, prohibiting or enjoining any of the Sellers or Purchaser from consummating the transactions contemplated hereby and such Order shall become final and non-appealable;

                  (d) By either Sellers or Purchaser, at any time following (i) Sellers' execution of a definitive agreement for an Alternative Transaction,
(ii) ninety (90) days after the entry of the Bidding Procedures Order if Sellers have not selected a Winning Bidder or (iii) the public announcement of Sellers' decision not to effect a sale of the Equity Interest pursuant to this Agreement and to instead effect a Distribution (provided that if Purchaser is selected as the Winning Bidder after the completion of the Auction, Sellers shall no longer have the right to terminate this Agreement pursuant to this clause (iii));

                  (e) By Purchaser, so long as Purchaser is not then in breach of its obligations under this Agreement in any material respect, upon a breach of any covenant or agreement of Sellers set forth in this Agreement, or if any representation or warranty of Sellers shall have been or becomes untrue, in each case such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, would not be satisfied and such breach or untruth (i) cannot be cured by the Outside Date or (ii) has not been cured within thirty (30) Business Days of the date on which Sellers receive written notice thereof from Purchaser (describing with reasonable specificity the purported breach or untruth); provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to the foregoing clause (ii) so long as Sellers are using their commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure on or before the Outside Date;

                  (f) By Sellers, so long as Sellers are not then in breach of their obligations under this Agreement in any material respect, upon a breach of any covenant or agreement of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have been or becomes untrue, in each case such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, would not be satisfied and such breach or untruth
(i) cannot be cured by the Outside Date or (ii) has not been cured within thirty
(30) Business Days of the date on which Purchaser receives written notice thereof from Sellers (describing with reasonable specificity the purported breach or untruth); provided, however, that Sellers shall not be entitled to terminate this Agreement pursuant to the foregoing clause (ii) so long as Purchaser is using its commercially reasonable efforts to cure such breach or untruth and such breach or untruth is capable of cure on or before the Outside Date;

                  (g) By Sellers, upon notice to Purchaser if (i) a Commitment Letter shall have expired or have been terminated or (ii) (A) Purchaser has provided notice to Sellers pursuant to Section 6.10(a) or (B) Sellers request Purchaser to deliver to Sellers an officer's certificate stating that a Commitment Letter is in full force and effect and that, after inquiry of the Financing Source, Purchaser does not know of any facts that would reasonably be expected to impair or delay in any material respect or prevent the consummation of the financing contemplated by such Commitment Letter and Purchaser does not within ten (10) days of the receipt of such request deliver such certificate to Sellers; provided, however, that the right to terminate this Agreement under this Section 3.2(g) shall not be available to Sellers if within thirty (30) days of receiving notice by Sellers of their intention to terminate this Agreement under this Section 3.2(g), Purchaser (i) secures an extension of such Commitment Letter (if expired or terminated), (ii) secures an amendment of such Commitment Letter that allows it to deliver the certificate referenced in this Section 3.2(g), or (iii) secures a Commitment Letter for alternate or additional financing upon terms and from a financing source that is reasonably acceptable to Sellers. Notwithstanding the foregoing, Sellers shall not have the right to terminate this Agreement pursuant to this Section 3.2(g) if Purchaser's inability to deliver the certificate referenced in this Section 3.2(g) was caused by a material breach by Sellers of their obligations under this Agreement or any representation or warranty of Sellers having been or having become untrue in any material respect;

                  (h) By Purchaser, so long as Purchaser is not then in breach of its obligations under this Agreement in any material respect, if (i) Sellers do not file with the Bankruptcy Court on or before the fourth (4th) Business Day following the date of this Agreement the Bidding Procedures Motion and thereafter use their commercially reasonable efforts to serve the Bidding
Procedures Motion as required by orders of the Bankruptcy Court or applicable rules in existence at 10:00 A.M. (New York City time) on the Business Day prior to the day the Bidding Procedures Motion is filed, (ii) the Bankruptcy Court does not enter the Bidding Procedures Order on or before the fortieth (40th) day following the date the Bidding Procedures Motion is filed, (iii) following entry of the Bidding Procedures Order, the Bidding Procedures Order is reversed, revoked, voided, vacated, modified or stayed by an Order of any Governmental Authority in any manner that is materially adverse to Purchaser (a "Modifying Order") and such Modifying Order is not reversed, revoked, voided, vacated, stayed or further modified within thirty (30) days such that the Bidding Procedures Order is in full force and effect, (iv) the Bankruptcy Court does not enter the Approval Order on or before the eightieth (80th) day following the date the Bidding Procedures Order is entered, or (v) following entry of the Approval Order, the Approval Order is materially and adversely modified by a Modifying Order and such Modifying Order is not reversed, revoked, voided, vacated, stayed or further modified within thirty (30) days such that the Approval Order is in full force and effect; or

                  (i) By Sellers, if Purchaser fails to close the transactions contemplated hereunder on the Closing Date as determined in accordance with
Section 3.1.

                  3.3 Effect of Termination. No termination of this Agreement pursuant to Section 3.2 shall be effective until notice thereof shall be given to the non-terminating parties specifying the provision hereof pursuant to which such termination is made. If validly terminated pursuant to Section 3.2, this Agreement shall become wholly void and of no further force and effect without liability to Purchaser, Sellers or any of the Transfer Group Companies or the Northern Border Companies or any of their respective Subsidiaries, Affiliates, officers, directors, employees, agents, advisors or other representatives, except that the obligations of the parties under the Deposit Escrow Agreement, this Section 3.3, Sections 2.2, 6.6, 6.7, Article XII (other than Section 12.18) and, to the extent necessary to effectuate the foregoing enumerated provisions,
Article XI of this Agreement shall remain in full force and effect (it being understood that in no event shall Sellers be obligated to make any payment to Purchaser upon termination of this Agreement, and in no event shall Purchaser be obligated to make any payments to Sellers upon termination of this Agreement other than the forfeiture of the Deposit Amount to Sellers in accordance with
Section 2.2(c)).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each  of  the  Sellers   hereby   represents   and   warrants,
individually and not jointly (except for Enron, which represents and warrants individually and jointly), to Purchaser as follows:

                  4.1 Organization and Good Standing. Each Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and, subject to the limitations imposed on Enron, EOS and ETS as a result of having filed a petition for relief under the Bankruptcy Code, each Seller has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

                  4.2 Authorization of Agreement. Each Seller has the requisite power and authority to execute this Agreement and the Transaction Documents to which it is a party, subject to entry of the Approval Order, to consummate the transactions contemplated by this Agreement and the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by each Seller and the consummation by each Seller of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of each Seller. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by each Seller and, assuming due execution and delivery by Purchaser and the entry of the Approval Order, constitute valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms.

                  4.3 No Violation; Consents.

                  (a) Subject to receiving the consents or waivers referred to on Schedule 4.3(a) and the consents referred to in Section 4.3(b), the execution and delivery by Sellers of this Agreement and the Transaction Documents to which each Seller is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the certificate of incorporation, bylaws, limited liability company agreement or other similar organizational documents of any of the Sellers or any Transfer Group Company, (ii) conflict with, require the consent of a third party under, violate, require or accelerate the time of any payment by any Transfer Group Company to any Person under, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of Sellers or any Transfer Group Company under, any material agreement or other instrument to which Seller or any Transfer Group Company is a party or by which Sellers or any Transfer Group Company or any of their respective properties or assets are bound, (iii) subject to the entry of the Approval Order, violate any Order of any Governmental Authority to which Sellers or any Transfer Group Company is bound or subject, (iv) subject to the entry of the Approval Order, violate any Applicable Law or (v) except as provided in this Agreement, result in the imposition or creation of any Lien upon the Equity Interest, other than, in the case of clauses (ii) through (v), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation, termination or Lien that would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.3(b) and except for (i) any filings required under the HSR Act, (ii) such filings with, and Orders of, the FCC as may be required under the Communications Act and (iii) the entry of the Approval Order, the entry of the Bidding Procedures Order, no Order or Permit issued by, or declaration or filing with, or notification to, or waiver from or consent from, any Governmental Authority is required on the part of Sellers in connection with the execution and delivery of this Agreement, or the compliance or performance by Sellers with any provision contained in this Agreement or the consummation of the transactions contemplated hereby, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect.

                  4.4 Ownership and Transfer of Equity Interest. Sellers are the record and beneficial owners of the Equity Interest with each having such percentage interest (the "Percentage Interest") of the Equity Interest as set forth on Schedule 4.4 hereto. The Equity Interest constitutes one hundred percent (100%) of the outstanding membership interests in the Company. Each Seller has the requisite power and authority to sell and transfer its Percentage Interest as provided in this Agreement and, subject to (i) the entry of the Approval Order, (ii) the release of Liens imposed on the Equity Interest in connection with the DIP Agreement and (iii) the Liens listed on Schedule 4.4, such delivery will convey to Purchaser good and marketable title to such Equity Interest, free and clear of any and all Liens to the extent permitted under section 363 of the Bankruptcy Code.

                  4.5 Transfer Group Companies.

                  (a) Schedule 4.5(a) sets forth the name of each Transfer Group Company and, with respect to each such Transfer Group Company, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock or other equity interests, the number and class of shares or equity interests thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock or other equity interests owned by each equity owner thereof. The outstanding shares of capital stock or other equity interests of each Transfer Group Company are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the relevant Transfer Group Company are owned by it free and clear of any and all Liens except as set forth on Schedule 4.5(a).

                  (b) Except as set forth on Schedule 4.5(b), (i) there is no existing option, warrant, right, call, commitment or other agreement to which any Transfer Group Company is a party requiring, and there are no securities of any Transfer Group Company outstanding which, upon conversion, would require, the issuance, sale or transfer of any additional shares of capital stock or other equity interests of any Transfer Group Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity interests of any Transfer Group Company and (ii) no Transfer Group Company has any obligation to repurchase, acquire or redeem any capital stock or other equity securities of any Transfer Group Company.

                  (c) Each Transfer Group Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, with such exceptions that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect. Each Transfer Group Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  (d) Northern Plains holds a 0.500% general partnership interest in Northern Border Partners, L.P., a publicly-traded master limited partnership ("Northern Border") and a 0.505% general partnership interest in Northern Border's Affiliate, Northern Border Intermediate Limited Partnership ("NBI"). Northern Plain's wholly-owned subsidiary, Pan Border Gas Company, holds a 0.325% general partnership interest in Northern Border and a 0.3283% general partnership interest in NBI.

                  (e) None of the Transfer Group Companies has any Subsidiary, or holds an equity interest in any other Person, that is not a Transfer Group Company other than the Northern Border Companies and Persons in which the Northern Border Companies hold a minority equity interest.

                  (f) Except for the agreements set forth in Schedule 4.5(f) hereto, there are no agreements to which Citrus is a party that restricts Citrus's ability to pay dividends to its shareholders.

                  4.6 Financial Statements; Northern Border SEC Reports.

                  (a) Sellers have made available to Purchaser (i) copies of the audited consolidated balance sheet of Citrus as at December 31, 2003 and the related audited consolidated statements of income, stockholders' equity and cash flows of Citrus for the twelve (12) month period then ended, (ii) copies of the audited balance sheet of Transwestern as at December 31, 2003, and the related audited statements of income, stockholders' equity and cash flows of Transwestern for the twelve (12) month period then ended, (iii) copies of the unaudited consolidated balance sheet of the Northern Plains Group Companies as at December 31, 2003, and the related consolidated unaudited statements of income, stockholders' equity and cash flows of the Northern Plains Group Companies for the twelve (12) month period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of Citrus, Transwestern and the Northern Plains Group Companies as at the date and for the period indicated, and, except as set forth in Schedule 4.6, in accordance with GAAP and present fairly in all material respects the consolidated financial position, results of operations and cash flows of each of Citrus, Transwestern and the Northern Plains Group Companies as at the date and for the period indicated (in each case subject, as to unaudited Financial Statements, to year-end audit adjustments and full footnote disclosure). For the purposes hereof, the audited consolidated balance sheet of Citrus, the audited balance sheet of Transwestern as at December 31, 2003 and the unaudited consolidated balance sheet of the Northern Plains Group Companies as at December 31, 2003 shall be referred to as the "Balance Sheets" and December 31, 2003 shall be referred to as the "Balance Sheet Date".

                  (b) Sellers have made available to Purchaser copies of the unaudited consolidating balance sheet of the Company as at March 31, 2004 and the related pro forma consolidating statements of income of the Company for the three (3) month period then ended. Such unaudited financial statements have been compiled from the books and records of the Company and its subsidiaries as at the date and for the period indicated, with the exception of omitted footnotes that customarily accompany reported financial statements present fairly in all material respects the financial position and results of operations of the Company as at the date and for the period indicated, and may vary from formal audited reports prepared in accordance with GAAP or FERC requirements.

                  (c) Northern Border has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (the "Northern Border SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. To the Knowledge of Sellers, none of the Northern Border SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statements of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Northern Border included in the Northern Border SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the dates such Northern Border SEC Reports were filed, and fairly present, in all material respects and in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Northern Border and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  4.7 No Undisclosed Liabilities.

                  (a) Except as set forth on Schedule 4.7(a), or as would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect, the Citrus Group Companies, the Transwestern Group Companies and the Northern Plains Group Companies have no indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the consolidated balance sheet of Citrus, Transwestern or the Northern Plains Group Companies or in the notes thereto in accordance with GAAP, respectively, which (i) is not shown on the Balance Sheets or the notes thereto or (ii) was not incurred in the Ordinary Course of Business since the Balance Sheet Date, except for any indebtedness, obligation or liability arising after the date of this Agreement which is permitted pursuant to Section 6.2.

                  (b) Except as disclosed or reflected in the Northern Border SEC Reports, or as would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect, the Northern Border Companies have no indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required, based on information known to Sellers or any of the Northern Border Companies as of the date of execution of this Agreement, to be reflected in, reserved against or otherwise described on the consolidated balance sheet of Northern Border and its subsidiaries included in the most recent Northern Border SEC Reports or in the notes thereto in accordance with GAAP, which (i) is not shown on a balance sheet of the Northern Border Companies or the notes thereto or (ii) was not incurred in the ordinary course of business since the Balance Sheet Date.

                  (c) None of the Company, CrossCountry Citrus Corp., Transwestern Holding Company, Inc., NBP Services, CES or CrossCountry Alaska LLC, on an unconsolidated basis, has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) except for (i) liabilities incurred since the date of this Agreement in the Ordinary Course of Business (except in the case of NBP Services and CES, incurred at any time in the Ordinary Course of Business), (ii) liabilities that do not exceed $1,000,000 in the aggregate, (iii) as set forth in Schedule 4.7(c) or (iv) in the case of the Company, liabilities incurred in accordance with the terms and provisions of the Contribution Agreement (including the agreements entered into, and actions taken, in connection with the Contribution Agreement).

                  4.8 Absence of Certain Developments.

                  (a) Except as expressly contemplated by this Agreement or the Contribution Agreement and the schedules thereto (including the agreements entered into, and actions taken, in connection with the Contribution Agreement) or as set forth on Schedule 4.8(a), since the Balance Sheet Date, (i) the business of the Transfer Group Companies has been conducted in the Ordinary Course of Business in all material respects or, from and after the date of this Agreement, otherwise in accordance with Section 6.2, (ii) no event has occurred that would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect or a Seller Material Adverse Effect or
(iii) through the date of this Agreement, there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Transfer Group Company's capital stock to a Person who is not a Transfer Group Company.

                  (b) Except as expressly contemplated by this Agreement, set forth on Schedule 4.8(b) or disclosed or reflected in the Northern Border SEC Reports, since the Balance Sheet Date, the business of the Northern Border Companies has been conducted in the ordinary course of business and, to Sellers' Knowledge, no event has occurred that would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.9  Title to Properties.

                  (a) Except as set forth on Schedule 4.9(a), each of the Transfer Group Companies has good and valid title to or holds a valid leasehold, license or other interest in, or right-of-way easement through (collectively, the "Rights of Way"), all real property used by it in the Ordinary Course of Business, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect, in each case free and clear of all Liens, except for (i) Liens set forth on
Schedule 4.9(a) and (ii) Permitted Exceptions.

                  (b) With respect to each material parcel of real property that is leased by a Transfer Group Company as tenant (the "Leased Real Property"), to the Knowledge of Sellers, (i) none of the Transfer Group Companies has received any notice of default under any lease pertaining to any of the Leased Real Property in the twelve (12) month period prior to the date hereof and (ii) there are no uncured defaults under any lease without regard to when notice may have been given that would give the counterparty the right to terminate such lease, in each case with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  (c) Each of the Transfer Group Companies has good and marketable title to all personal property reflected in the Financial Statements or acquired after the Balance Sheet Date, but not including any personal property disposed of in the Ordinary Course of Business since the Balance Sheet Date, and with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect, in each case free and clear of all Liens, except for (i) Liens set forth on
Schedule 4.9(c) and (ii) Permitted Exceptions.

                  4.10 Intangible Property. Except as set forth on Schedule 4.10, none of the Transfer Group Companies has any interest in any material patents, patent licenses, trade names, trademarks, service marks or copyrights. Except as set forth on Schedule 4.10, to Sellers' Knowledge, the use of any intellectual property set forth on Schedule 4.10 by the Transfer Group Companies does not conflict with the asserted rights of others, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.11 Material Contracts.

                  (a) Set forth on Schedule 4.11(a) is a list of the following Contracts to which a Transfer Group Company is a party or by which any Transfer Group Company is bound as of the date of this Agreement (collectively, the "Material Contracts"):

                             (i) any Contract relating to indebtedness for borrowed money, letter of credit or guarantee of the indebtedness for borrowed money of Persons other than the Transfer Group Companies (excluding renewals and extensions of credit) that Sellers reasonably anticipate will, in accordance with its terms, involve aggregate payments by a Transfer Group Company of more than $2,000,000 within its remaining term;

                            (ii) any lease under which any Transfer Group Company is the lessor or lessee of real or personal property, which lease (A) cannot be terminated by such Transfer Group Company without payment penalty upon not more than one hundred and eighty
            (180) days' notice and (B) involves an annual base rental in excess of $2,000,000;

                             (iii) any  Contract  that  expressly  limits in any
            material respect the ability of a Transfer Group Company to (A) engage in any of its existing lines of business or to conduct any such business in any particular geographic area or (B) compete with any other Person in any such business;

                             (iv) any  employment  or  consulting  Contract  for
            employees, officers, directors or consultants of a Transfer Group Company whose guaranteed annual compensation thereunder is in excess of $200,000 annually for either of the calendar years 2003 or 2004 and that cannot be terminated on thirty (30) days' notice without penalty or other future obligation;

                             (v) any  Contract  for the  pending  purchase by or
            sale of real or personal property of a Transfer Group Company (other than ordinary course sales of natural gas, natural gas liquids or other items of inventory) for an amount in excess of $2,000,000;

                             (vi) any  Contract  relating to gas  purchase,  gas
            sale, gas processing, gas storage, natural gas liquids sale or gathering that Sellers reasonably anticipate will, in accordance with its terms, require payments by a Transfer Group Company in excess of $5,000,000 within the twelve (12) month period ending December 31, 2004;

                             (vii) any firm transportation Contract that requires, in accordance with its terms, payments to a Transfer Group Company in excess of $5,000,000 within the twelve (12) month period ending December 31, 2004, and any interruptible transportation Contract that Sellers reasonably anticipate will, in accordance with its terms, involve payments to a Transfer Group Company in excess of $5,000,000 within the twelve (12) month period ending December 31, 2004 (collectively, the "Transportation Contracts");

                             (viii) any Contract requiring a capital expenditure
            or a commitment for a capital expenditure by a Transfer Group Company not contemplated by the capital forecast information previously provided to Purchaser and in excess of $2,000,000;

                             (ix) any  Contract  not in the  Ordinary  Course of
            Business and requiring expenditures by a Transfer Group Company in excess of $2,000,000 annually;

                             (x) any hedging Contract, forward sale Contract and
            derivative Contract in excess of a notional amount of $2,000,000 and a term longer than one (1) year;

                             (xi) any partnership or joint venture Contract between a Transfer Group Company and any other Person (other than a Transfer Group Company) containing a commitment to fund, loan or pay amounts in excess of $2,000,000;

                             (xii) any  Contract for the purchase or sale of any
            assets of any of the Transfer Group Companies for consideration in excess of $2,000,000;

                             (xiii) any regulatory rate settlement  agreement of
            (i) Transwestern approved by the FERC since the 1995 Global Settlement and 1996 Mini-Settlement approved by the FERC on July 27, 1995 and October 19, 1996, respectively or (ii) Florida Gas approved by the FERC since the 1997 Rate Case Settlement Agreement approved by the FERC on September 24, 1997;

                             (xiv) the Capital Stock Agreement; and

                             (xv) the Contribution Agreement.

                  (b) Set forth on Schedule 4.11(b) is a list of each Contract that a Transfer Group Company has with a Seller or an Affiliate of a Seller (other than a Transfer Group Company), as of the date hereof (collectively, the "Affiliate Contracts").

                  (c) Except as set forth on Schedule 4.11(c), all of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of the Transfer Group Company party thereto, and, to the Knowledge of Sellers, each of the other parties thereto, except (i) to the extent that such enforceability may be limited by bankruptcy, insolvency reorganization, moratorium or other similar laws relating to creditors' rights generally, subject to general principles of equity, (ii) to the extent such Contract has expired by its terms and (iii) for such exceptions that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect. In addition, (x) none of the Transfer Group Companies is in default under any Material Contract, which default has not been waived, and (y) to the Knowledge of Sellers, no other party to any Material Contract is in default under any Material Contract, except, in the case of (x) and (y), for any default that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                 4.12 Firm and Interruptible Transportation Contracts. Except as set forth on Schedule 4.12, (a) none of the Transfer Group Companies has received notice that it is subject to any pending dispute with any of the counterparties under any Transportation Contract (the "Principal Shippers"), (b) no Principal Shipper has notified any of the Transfer Group Companies in writing of any adverse modification or change in such Transportation Contract and (c) none of the Transfer Group Companies has received formal written notice from any Principal Shipper expressing its intention to terminate any Transportation Contract except for those exceptions to (a), (b) and (c) that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.13 Employee Benefits.

                  (a) Schedule 4.13(a) sets forth a list of all material "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or maintained by any Transfer Group Company or to which any Transfer Group Company contributes or is obligated to contribute thereunder with respect to current or former officers, directors or employees of the Transfer Group Companies or with respect to which any Transfer Group Company may have material liability (the "Employee Benefit Plans").

                  (b) Except as already listed on Schedule 4.13(a), Schedule 4.13(b) sets forth a list of all material bonus plans, employment, change in control, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, fringe benefit, severance pay, sabbatical or paid time off, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life, dental, vision, accidental death and dismemberment or other insurance benefits, scholarship programs or any other employee benefit plan, program or arrangement sponsored or maintained by any Transfer Group Company or to which any Transfer Group Company contributes or is required to contribute thereunder with respect to current or former officers, directors or employees of the Transfer Group Companies or with respect to which any Transfer Group Company may have material liability (together with the Employee Benefit Plans, the "Benefit Arrangements").

                  (c) True and correct copies of the following documents, to the extent applicable, with respect to each of the Benefit Arrangements, have been made available or delivered to Purchaser: (i) any plans and related trust documents, and all amendments thereto and, with respect to any Benefit Arrangements sponsored or maintained by the Transfer Group Companies, all material contracts or material agreements related to such plans, (ii) the Forms 5500 for the most recent three (3) years and schedules thereto, (iii) financial statements and actuarial valuations for the current year, to the extent available, and for the most recent three (3) years, (iv) the most recent IRS determination letter, (v) the most recent summary plan descriptions and material modifications and (vi) written descriptions of all non-written Benefit Arrangements.

                  (d) Except as set forth on Schedule 4.13(d), each of the Benefit Arrangements has been maintained in accordance with its terms and all provisions of Applicable Law, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect or a Transfer Group Material Adverse Effect.

                 (e) Except as set forth on Schedule 4.13(e), no Benefit Arrangement (i) is a "multiemployer plan" as defined in Section 3(3 7) of ERISA, or (ii) is a "multiple employer welfare arrangement" as defined in Section 3(40)(A) of ERISA. During the six (6) years immediately prior to the Closing, no Transfer Group Company has incurred or experienced an event that has given rise, or could reasonably be expected to give rise, to a withdrawal liability under
Section 4201, 4063 or 4064 of ERISA or any actual or contingent  liability under
Section 4201 of ERISA except for any such liability that does not have and would not reasonably be expected to have a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect.

                  (f) No Benefit Arrangement is a foreign plan governed by the laws of a foreign jurisdiction.

                  (g) Except as set forth on Schedule 4.13(g), the consummation of the transactions contemplated by this Agreement (either alone or together with another event) will not entitle any Person to any material benefit under any Benefit Arrangement or materially accelerate vesting, payment or materially increase the amount of compensation due to any Person.

                  (h) Except as set forth on Schedule 4.13(h), no Transfer Group Company has any obligation with respect to the Enron Corp. Cash Balance Plan (the "Cash Balance Plan") to directly or indirectly indemnify any individual fiduciary with respect to such plan in his or her capacity as a fiduciary of the plan.

                  (i) With respect to each Benefit Arrangement which is sponsored by a Transfer Group Company or any such plan or arrangement or portion thereof which after the Closing Date will be sponsored or maintained by a Transfer Group Company, there are no material claims pending (other than routine claims for benefits), no prohibited transaction involving the assets of any such plan or arrangement and all contributions required to have been made have been made or properly accrued.

                  (j) As of the date hereof, the Cash Balance Plan has not received an unfavorable ruling on a determination letter request from the IRS.

                  4.14 Taxes.

                  (a) Except as set forth on Schedule 4.14(a), all income and franchise Tax Returns and all other material Tax Returns required to be filed by, or with respect to, the Transfer Group Companies (i) have been filed and
(ii) all Taxes that were shown to be due on such Tax Returns have been paid, except where the failure to file such Tax Returns or to pay such Taxes would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                 (b) Except as set forth on Schedule 4.14(b), Sellers have given, or otherwise made available to Purchaser, copies of those portions of all Tax Returns, examination reports and statements of deficiencies relating to the Transfer Group Companies for tax years 2000, 2001 and 2002.

                  (c) Except as set forth on Schedule 4.14(c), (i) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Transfer Group Companies for any taxable period that would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect, and (ii) no power of attorney is currently in force with respect to any matter relating to Taxes of any of the Transfer Group Companies. The period for assessment for federal income Taxes of each of the Sellers and the Transfer Group Companies is closed for Tax periods beginning before January 1, 1996.

                  (d) Except as set forth on Schedule 4.14(d), none of the Transfer Group Companies has been a member of a group which files a consolidated federal income tax return other than a group in which Enron is the parent.

                  (e) No  Seller is a  foreign  person  within  the  meaning  of
Section 1445 of the Code.

                  (f) Except as set forth on Schedule 4.14(f), none of the Transfer Group Companies has any liability for the Taxes of any Person as defined in Section 7701 (a)(1) of the Code (other than another Transfer Group Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, in each case where such liability for Taxes would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  (g) As of the effective time of any Conversion  Transaction or
Section 338(h)10) Election, (i) each of the Company and CES is disregarded as an entity separate from Enron for U.S. federal income tax purposes under Treas. Reg ss. 301 .770l-3(c)(iv), and (ii) each of CrossCountry Citrus Corp., Transwestern Holding Company, Inc., Transwestern, Northern Plains, Pan Border Gas Company and NBP Services is a member of a "selling consolidated group" (within the meaning of Section 338(h)(10)(B) of the Code) of which Enron is the common parent (and a "consolidated target" within the meaning of Treas. Reg. ss. 1.338(h)(10)-1(b)(1) of the consolidated group of which Enron is the common parent).

                  4.15 Labor.

                  (a) None of the Transfer Group Companies is a party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements that pertain to employees of the Transfer Group Companies.

                  (b) There are no pending strikes, work stoppages, slowdowns, lockouts or arbitrations against any Transfer Group Company that would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect. There are no pending unfair labor practice charges, grievances or complaints filed with any Governmental Authority based on the employment or termination by any Transfer Group Company of any individual that would reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.16 Litigation. Except as set forth on Schedule 4.16 and except for matters before the Bankruptcy Court, there are no Actions or Orders pending or, to Sellers' Knowledge, overtly threatened against Sellers or any Transfer Group Company that seek to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or that would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect.

                  4.17 Compliance with Laws; Permits.

                  (a) Except with respect to Environmental Laws (which are addressed in Section 4.18) and Employee Benefits (which are addressed in Section 4.13(e)), and except as set forth on Schedule 4.17(a), each of the Transfer Group Companies is in compliance with all Applicable Laws, except for such non-compliances as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect. Each of the Transfer Group Companies has all Permits from any Governmental Authority that are required to operate its respective business, except for those the absence of which would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Transfer Group Material Adverse Effect.

                  (b) Except as disclosed in the Northern Border SEC Reports, the Northern Border Companies (i) are in compliance with all Applicable Laws, except for such non-compliances as would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect and
(ii) have all Permits from any Governmental Authority that are required to operate their respective businesses, except for those the absence of which would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.18 Environmental  Matters.  Except as set forth on Schedule
4.18 and except for facts, circumstances or conditions that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect:

                  (a) The operations of the Transfer Group Companies are in compliance with all Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under all applicable Environmental Laws;

                  (b) None of the Transfer Group Companies is the subject of any outstanding Order with any Governmental Authority under any Environmental Laws;

                  (c) There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Transfer Group Companies pending or, to the Knowledge of Sellers, threatened, that could reasonably be expected to result in the Transfer Group Companies incurring any liability pursuant to any Environmental Law; and

                  (d) None of the Transfer Group Companies is subject to any pending, or, to the Knowledge of Sellers, threatened Action, whether judicial or administrative, alleging noncompliance with or potential liability under any Environmental Law.

                  4.19 Insurance. Set forth on Schedule 4.19 is a list of all material policies of insurance by which the Transfer Group Companies' assets or business activities are covered as of the date of this Agreement. Except as set forth on Schedule 4.19, to the Knowledge of Sellers, all such policies are in full force and effect and there are no claims pending as of the date hereof under any of such policies where underwriters have reserved their rights or disclaimed coverage under such policies with such exceptions in each case that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect. To Sellers' Knowledge, such insurance is maintained with amounts and deductibles and/or self-insured retentions as are customarily maintained by entities engaged in business of the same type and size as such Transfer Group Company with such exceptions that, in the event of a loss, would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.20 Financial Advisors. Except as set forth on Schedule 4.20, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers or their Affiliates in connection with the transactions contemplated by this Agreement. Neither Purchaser nor any Transfer Group Company or Northern Border Company is or will become obligated to pay any fee or commission or like payment to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Sellers or any of their Affiliates.

                  4.21 Citrus Trading. Except as set forth on Schedule 4.21, Citrus Trading is not a party to or bound by any material Contract (other than the Citrus Trading Gas Contracts) and does not have any knowledge of any material indebtedness or liability (whether accrued, contingent or otherwise) or any actual, or to the Sellers' Knowledge, threatened litigation or FERC proceeding involving Citrus Trading. Citrus Trading does not engage and has not engaged, in speculative natural gas trading activity or any natural gas market making activity. Citrus Trading has never purchased or sold natural gas via EnronOnline. Citrus Trading buys and sells natural gas only to serve the markets along the Florida Gas pipeline system, primarily in the State of Florida, subject to Citrus Trading's right to cease to buy or sell natural gas at any time. Citrus Trading has never engaged in trading activity in the California natural gas market.

                  4.22  No  Other  FERC  Proceedings.  Except  as set  forth  on
Schedule 4.22, as of the date of this Agreement, there are no pending or, to the Knowledge of Sellers, threatened FERC proceedings involving Transwestern or Florida Gas, except for such proceedings which would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  4.23 Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT, NO SELLER IS MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE EQUITY INTEREST, OR THE BUSINESS, ASSETS OR LIABILITIES OF THE TRANSFER GROUP COMPANIES OR THE NORTHERN BORDER COMPANIES. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO SELLER HAS MADE, AND EACH SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST SELLERS AND THEIR REPRESENTATIVES IN CONNECTION WITH THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE FURNISHED TO PURCHASER AND ITS REPRESENTATIVES BY OR ON BEHALF OF SELLERS. WITHOUT LIMITING THE FOREGOING, NO SELLER IS MAKING ANY REPRESENTATION OR WARRANTY TO PURCHASER WITH RESPECT TO (A) THE INFORMATION SET FORTH IN (I) THE TRANSWESTERN CONFIDENTIAL INFORMATION MEMORANDUM DATED AS OF JULY 2002, (II) THE NORTHERN PLAINS NATURAL GAS COMPANY CONFIDENTIAL INFORMATION MEMORANDUM DATED AS OF JULY 2002, (III) THE CONFIDENTIAL INFORMATION MEMORANDUM DATED JULY 2002 RELATING TO CITRUS AND ITS SUBSIDIARIES, (IV) THE PLAN OR (V) THE DISCLOSURE STATEMENT OR (B) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE BUSINESS, ASSETS OR LIABILITIES OF ANY OF THE TRANSFER GROUP COMPANIES OR THE NORTHERN BORDER COMPANIES. WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED ON BEHALF OF SELLERS TO PURCHASER OR ITS REPRESENTATIVES, PURCHASER ACKNOWLEDGES THAT (A) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (B) IT IS FAMILIAR WITH SUCH UNCERTAINTIES, (C) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED TO IT AND (D) IT SHALL HAVE NO CLAIM AGAINST SELLERS OR THEIR RESPECTIVE AFFILIATES WITH RESPECT THERETO.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser  hereby   represents  and  warrants  to  Sellers  as
follows:

                  5.1 Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  5.2  Authorization of Agreement.

                  (a) Purchaser has the requisite power and authority to execute this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Transaction Documents to which Purchaser is a party by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of Purchaser. This Agreement and the Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and, assuming due execution and delivery by Sellers, constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                  5.3  No Violation; Consents.

                  (a) Except as set forth on Schedule 5.3(a), the execution and delivery by Purchaser of this Agreement and the Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the certificate of formation or limited liability company agreement of Purchaser,
(ii) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of Purchaser under any material agreement or other instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound,
(iii) violate any Order of any Governmental Authority to which Purchaser is bound or subject or (iv) violate any Applicable Law, other than, in the case of clauses (ii) through (iv), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation, termination or Lien that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.3(b) and except for (i) filings as may be required under the HSR Act and (ii) such filings with, and orders of, the FCC as may be required under the Communications Act, no Order or Permit issued by, or declaration or filing with, or notification to, or waiver from or consent from, any Governmental Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement, or the compliance or performance by Purchaser with any of the provisions contained in this Agreement or the consummation of the transactions contemplated hereby, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  5.4 Litigation. There is no Action or Order pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates or Subsidiaries that seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or which would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  5.5 Investment Intention. Purchaser is acquiring the Equity Interest for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(a)(11) of the Securities
Act) thereof Purchaser understands that the Equity Interest has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  5.6 Financial Capability. On or prior to the date hereof, Purchaser has delivered to Sellers true and complete copies of the following:

                  (a) a binding Commitment Letter for Equity Bridge Facility addressed to Southern Union Panhandle LLC and Southern Union Company from JPMorgan Chase Bank, JPMorgan Securities, Inc., Merrill Lynch Capital Corp. and Merrill Lynch, Pierce, Fenner & Smith Inc. for the transactions contemplated by this Agreement;

                  (b) a binding letter from Southern Union Panhandle LLC and Southern Union Company to advance to Purchaser as equity financing the amounts advanced to Southern Union Panhandle LLC and Southern Union Company pursuant to the Commitment Letter for Equity Bridge Facility referred to in the preceding clause (a);

                  (c) a binding letter from General Electric Capital Corporation to provide equity financing to Purchaser for the transactions contemplated by this Agreement; and

                  (d) a binding Commitment Letter addressed to Purchaser from JPMorgan Chase Bank, JPMorgan Securities, Inc., Merrill Lynch Capital Corp. and Merrill Lynch, Pierce, Fenner & Smith Inc. to provide (i) debt financing to Purchaser for the transactions contemplated by this Agreement, and (ii) a term loan and a revolving credit facility to refinance the existing credit facilities of Transwestern.

                  The letters  referred to in paragraphs (a) through (d) of this
Section 5.6 provide for funding in an aggregate amount sufficient to purchase the Equity Interest at the Purchase Price and to consummate the transactions contemplated by this Agreement, including, without limitation, payments of fees and expenses contemplated hereunder. None of the letters referred to in the preceding clauses (a)-(d) has been withdrawn, and Purchaser is not aware of any facts or circumstances that would cause Purchaser to be unable to obtain financing in accordance with the terms of such letters, other than any such change, circumstance or event which results from (a) any of the events described in Section 3.2(d), (b) any material breach by Sellers of any covenant or agreement in this Agreement or any representation or warranty of Sellers having been or becoming untrue in any material respect, or (c) a Capital Markets Event.

                  5.7 Financial Advisors. Except as set forth on Schedule 5.7 no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                  5.8 Understandings or Arrangements Relating to the Citrus Group Companies. As of the date of this Agreement, neither Purchaser or the Financing Sources, or any of their respective Affiliates or Representatives, has made or entered into any agreements, understandings or arrangements, or, since June 1, 2003, has had any substantive conversations, with El Paso Corporation or any of its Affiliates or Representatives related to the sale or other transfer of the capital stock or the assets of any or all of the Citrus Group Companies.

                                   ARTICLE VI

                                    COVENANTS

                  6.1 Access to Information. Prior to Closing, Sellers shall, and shall use commercially reasonable efforts to cause the Citrus Group Companies to, and shall cause the other Transfer Group Companies to, permit Purchaser and its Representatives (including its legal advisors and accountants) to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books, records and personnel of the Transfer Group Companies; provided, that in no event shall any Seller or any Transfer Group Company be obligated to provide (i) access or information in violation of Applicable Law, (ii) bids, letters of intent, expressions of interest or other proposals received from others in connection with the transactions contemplated by this Agreement and information and analysis relating to such communications or (iii) any information, the disclosure of which would jeopardize any privilege available to any Seller, any of the Transfer Group Companies or any of their respective Affiliates relating to such information or would cause any Seller, any of the Transfer Group Companies or any of their respective Affiliates to breach a confidentiality obligation to which it is bound. In connection with such access, Purchaser's Representatives shall cooperate with Sellers' and the Transfer Group Companies' Representatives and shall use their commercially reasonable efforts to minimize any disruption of the business of Sellers and the Transfer Group Companies. Purchaser agrees to abide by the terms of the Confidentiality Agreements and any safety rules or rules of conduct reasonably imposed by the relevant Seller or Transfer Group Company with respect to such access and any information furnished to them or their Representatives pursuant to this Section 6.1. Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties and the Transfer Group Companies from and against any and all Losses asserted against or suffered by them relating to, resulting from, or arising out of, examinations or inspections made by Purchaser or its Representatives pursuant to this Section 6.1.

                  6.2  Conduct of the Business Pending the Closing.

                  (a) Except as otherwise expressly contemplated by this Agreement and the schedules attached hereto or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to and through the Closing Date, Sellers shall, subject to (i) the limitations imposed on any of the Sellers as a result of Enron, EOS and ETS and their respective Affiliates having filed petitions for relief under the Bankruptcy Code and (ii) any applicable fiduciary or contractual obligations, use commercially reasonable efforts to cause the Transfer Group Companies to (A) conduct their respective businesses in all material respects in the Ordinary Course of Business, and (B) preserve in all material respects the present business operations, organization and goodwill of the Transfer Group Companies. For the avoidance of doubt, the foregoing shall not require Sellers or any of the Transfer Group Companies to make any payments, incur any costs or enter into or amend any contractual arrangements, agreements or understandings, unless such payment, incurrence or other action is required by Applicable Law, by contractual obligation with such third parties or to operate in the Ordinary Course of Business.

                  (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers shall, subject to
(i) the limitations imposed on any of the Sellers prior to the date of this Agreement as a result of Enron, EOS and ETS and their respective Affiliates having filed petitions for relief under the Bankruptcy Code and (ii) any applicable fiduciary or contractual obligations, use commercially reasonable efforts to not permit any of the Citrus Group Companies to, and shall not permit any of the other Transfer Group Companies to:

                            (i) except as set forth on Schedule  6.2(b)(i) or as
            contemplated by the Contribution Agreement or in the schedules thereto, declare, set aside, make or pay any non-cash dividend or other non-cash distribution in respect of the capital stock of any Transfer Group Company or repurchase, redeem or otherwise acquire for non-cash consideration any outstanding shares of the capital stock or other securities of, or other ownership interests in, any Transfer Group Company (it being understood that prior to the
            Closing, Sellers shall have the right to cause Transwestern to dividend the Transwestern Receivables to Sellers without any liability to Sellers or any adjustment to the Purchase Price and nothing in this Agreement shall be deemed to prevent, delay or hinder Sellers' right to cause such dividend to be made);

                            (ii) except as set forth on Schedule 6.2(b)(ii), transfer, issue, sell or dispose of any shares of capital stock or other securities of any of the Transfer Group Companies or the 500,000 common units of Northern Border beneficially owned by Northern Plains as of the date of this Agreement or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Transfer Group Companies or the 500,000 common units of Northern Border beneficially owned by Northern Plains as of the date of this Agreement;

                            (iii) effect any recapitalization, reclassification,
            stock split, or like change in the capitalization of any Transfer Group Company;

                            (iv)  except  as set forth on  Schedule  6.2(b)(iv),
            amend   the   certificate   of   incorporation,   bylaws   or  other
            organizational documents of any of the Transfer Group Companies;

                            (v) except as provided under the severance and retention plans and other employment arrangements listed on Schedule 6.2(b)(v) and except as would not create or increase any liability of any Citrus Group Company, Transwestern or Northern Plains Group Company beyond any amount reflected on the Balance Sheets, (A) materially increase the annual level of compensation of any employee of the Transfer Group Companies (other than increases in the Ordinary Course of Business and that in the aggregate will not result in a material increase in the benefits or compensation expense of the Transfer Group Companies taken as a whole), (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant of the Transfer Group Companies, other than in the Ordinary Course of Business, (C) materially increase the coverage or benefits available under any (or, except as permitted under clause (D) or as provided on Schedule 6.2(b)(v), create or adopt any new) Benefit Arrangement, Employee Benefit Plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Transfer Group Companies or otherwise materially modify or amend or terminate any such arrangement or plan or (D) other than in the
            Ordinary Course of Business, hire any person or enter into any employment, deferred compensation, severance, consulting, or similar agreement (or amend any such agreement) to which any Transfer Group Company is a party or involving a director, officer or employee of the Transfer Group Companies in his or her capacity as a director, officer or employee of the Transfer Group Companies, other than (1) with respect to any Person who fills a vacant position or (2) with respect to a technical consulting engagement; provided that any such agreement or amendment (x) has a term of one year or less, and in the case of (1), provides for no increase in compensation other than in the Ordinary Course of Business and, (y) in the case of (2), will not provide the technical consultant with more than $200,000 of base annual salary, or (z) in the case of hirings, agreements and amendments that do not meet the requirements of subclauses (x) or
            (y)  will  not,  when   aggregated  with  all  other  such  hirings,
            agreements and amendments that do not meet the requirements of subclauses (x) or (y), require total payments of base annual salary in excess of $2,000,000 or payments to any individual in excess of $350,000.

                            (vi) except as set forth on Schedule  6.2(b)(vi) and
            except for (A) trade payables, (B) indebtedness under existing lines of credit, (C) any extension, renewal or refinancing of existing indebtedness, (D) indebtedness for borrowed money incurred or guarantees issued in the Ordinary Course of Business and (E) indebtedness in an amount sufficient to allow the Transfer Group Companies to make any required capital contributions in accordance with the terms of the Northern Border Partnership Agreement, borrow monies for any reason, draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person (other than another Transfer Group Company or any Northern Border Company);

                            (vii) subject any of the material properties or assets (whether tangible or intangible) of the Transfer Group Companies to any Lien, except for (A) Permitted Exceptions or (B) Liens arising in the Ordinary Course of Business or by operation of Law, or subject the Equity Interest to any Lien, except, prior to the Closing, the Liens on the Equity Interest imposed in connection with the DIP Agreement;

                            (viii) except as set forth on Schedule 6.2(b)(viii),
            (A) acquire any properties or assets other than in the Ordinary Course of Business, except for any such acquisitions of properties or assets with a fair market value of up to $5,000,000 in the aggregate or (B) sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Transfer Group Companies other than in the Ordinary Course of Business, except for any such dispositions of properties or assets with a fair market value of up to $5,000,000 in the aggregate;

                            (ix) until written  notice is provided to Purchaser,
            enter into any labor or collective bargaining agreement of the Transfer Group Companies, through negotiation or otherwise, or make any material commitment or incur any material liability to any labor organization with respect to the Transfer Group Companies;

                            (x) except as set forth on Schedule 6.2(b)(x), repurchase, discharge or satisfy any claim, debt or obligation of any of the Transfer Group Companies in an amount in excess of $2,000,000 in the aggregate, other than (A) in the Ordinary Course of Business, (B) pursuant to the terms of any Contract as in effect on the date of this Agreement or permitted to be entered into hereafter or (C) in the pursuit, prosecution or resolution of any pending FERC proceedings;

                            (xi) subject to Section 6.4, permit any of the Transfer Group Companies to enter into, or agree to enter into, any merger or consolidation with, any corporation or other entity;

                            (xii) pursuant to or within the meaning of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors, commence a voluntary case, consent to the entry of an Order for relief against any of them in an involuntary case, consent to the appointment of a receiver, trustee, assignee, liquidator or similar official of them or for all or substantially all of its property or assets, or make a general assignment for the benefit of its creditors;

                            (xiii) fail to  maintain,  in full force and effect,
            to the extent commercially reasonably available, insurance coverage that is equivalent in all material respects to the insurance coverage currently in effect for the Transfer Group Companies under the Insurance Policies or comparable insurance; provided, however, that Sellers shall not be in breach of this Section 6.2(b)(xiii) if any current insurer refuses to renew or continue to extend insurance coverage to the Transfer Group Companies so long as Sellers use commercially reasonable efforts to obtain equivalent insurance coverage from another reputable insurer and nothing herein shall prevent Sellers from replacing any existing insurance from a current insurer with substantially equivalent insurance from another reputable insurer;

                            (xiv) amend, modify or change the Contribution Agreement or the Principal Contribution Transaction Documents (other than an amendment of the Transition Services Agreement and the Transition Services Supplemental Agreement solely providing for the extension of the term for a period of up to one (1) year) in any material respect;

                            (xv) except as set forth on Schedule 6.2(b)(xv) make
            any single loan, advance or capital contribution to, or investment in, any Person who is not a Transfer Group Company or Northern Border Company (or any entity in which a Northern Border Company has an ownership interest) in excess of $5,000,000 or a series of such loans, advances and capital contributions to, or investments in, any such Person in excess of $15,000,000 in the aggregate, except for loans, advances, capital contributions and investments (A) pursuant to and in accordance with the terms of any Material Contract, in each case existing as of the date of this Agreement, or (B) in the Ordinary Course of Business;

                            (xvi) except as set forth on Schedule 6.2(b)(xvi), make or commit to make any single capital expenditure in excess of $5,000,000 or commit to make a series of capital expenditures in excess of $15,000,000 in the aggregate (in each case, other than capital expenditures included in the capital forecast previously provided to Purchaser); or

                            (xvii) authorize, or commit or agree to take, any of
            the actions referred to in paragraphs (i) through (xvi) above.

                  6.3 Appropriate Action; Filings.

                  (a) Through the Closing Date, Sellers and Purchaser will each cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) commercially reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable on its part under this Agreement, Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain promptly from any Governmental Authority any Orders or Permits required to be obtained by Sellers or Purchaser or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) to promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and prompt consummation of the transactions contemplated hereby required under (A) the HSR Act, (B) the Communications Act and (C) any other Applicable Law. For the avoidance of doubt, Sellers shall not be obligated to pay any consideration or incur any additional costs to obtain any consents from third parties that may be necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In addition, each party will provide prompt notification to the other party when any such Action, Order, Permit, filing application petition or notice referred to in the foregoing clause (iii) is obtained, taken or made, as applicable. Notwithstanding any provision of this Agreement to the contrary, neither Sellers nor any of the Transfer Group Companies shall be required to take any action (including, without limitation, to make any statement) that would, in the reasonable judgment of the Sellers, be expected to materially hinder or delay Sellers' ability, following a valid termination of this Agreement pursuant to Section 3.2, to effect a Distribution.

                  (b) As promptly as practicable, but in any event no later than fifteen (15) days after the entry of the Bidding Procedures Order, Sellers and Purchaser shall each file or cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") any notifications and report forms, together with all required supplemental information, required to be filed under the HSR Act and the regulations promulgated thereunder with respect to the transactions contemplated by this Agreement, and request early termination of the waiting period with respect to the transactions contemplated by this Agreement. Sellers and Purchaser shall consult with each other as to the appropriate time of filing such notifications and shall use commercially reasonable efforts to make such filings at the agreed upon time, to respond promptly to any requests for additional information made by either of such agencies, to cooperate with each other in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing; provided that neither Sellers nor Purchaser shall be required to continue to pursue approval to the extent either agency or staff of either agency has indicated, in the good-faith belief of both Purchaser's and Sellers' legal counsel, that it will invoke judicial process to enjoin consummation of the transactions contemplated by this Agreement prior to the expiration of the waiting period. Purchaser will promptly take all actions within its control and necessary to comply with any requests made, or conditions set, by the FTC and the DOJ to consummate the transactions contemplated by this Agreement, including the divestiture of assets of any Transfer Group Company or Northern Border Company; provided, however, that in no event shall Purchaser be required (i) to divest any asset or modify any arrangement with respect to any of the operations of the Transfer Group Companies (other than any of their equity interests in, or assets of, any or all of the Northern Border Companies). if such divestiture or modification would have a Transfer Group Material Adverse Effect or (ii) to take or refrain from taking any action if such action or refraining would have a Transfer Group Material Adverse Effect. Notwithstanding the foregoing, in no event shall Purchaser be required to take any action to obtain the consent or approval of the FTC or the DOJ to the transactions contemplated hereby if the FTC or the DOJ: (i) imposes as a condition to obtaining any such consent or approval any limitations or conditions materially adverse to the business of Purchaser and Southern Union Company, taken as a whole, or Panhandle Eastern Pipe Line Company, LLC and its Subsidiaries, taken as a whole or (ii) imposes any limitations or conditions whatsoever on General Electric Capital Corporation or any of its Affiliates (other than Purchaser).

                  6.4 Bankruptcy Filings, Covenants and Agreements.

                  (a) No later than four (4) Business Days following the execution of this Agreement, Sellers shall file with the Bankruptcy Court (i) the Sale Motion, seeking entry of the Approval Order, and (ii) the Bidding Procedures Motion, seeking entry of the Bidding Procedures Order. Sellers agree that they shall use commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the Bidding Procedures Motion. Purchaser agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining the Approval Order and the Bidding Procedures Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under this Agreement and demonstrating that Purchaser is a "good faith" purchaser under section 363(m) of the Bankruptcy Code. Purchaser shall not, without the prior written consent of Sellers, file, join in, or otherwise support in any manner whatsoever any motion or other pleading relating to the sale of the Equity Interest hereunder. In the event the entry of the Approval Order or the Bidding Procedures Order shall be appealed, Sellers and Purchaser shall each use its commercially reasonable efforts to defend such appeal.

                  (b) From the date of execution of this Agreement and until the date the Bankruptcy Court approves the Bidding Procedures Order, Sellers shall not, and shall not cause, authorize or permit any of their respective
Affiliates, and their respective officers, directors, employees, attorneys, investment bankers, accountants and other agents and representatives (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, negotiate, assist, facilitate or encourage the submission of, or accept or agree to, or otherwise take any affirmative action with respect to the purchase of the Equity Interest by any Person other than Purchaser, (ii) furnish any non-public information to any Person other than Purchaser, its Affiliates or their Representatives relating to any of the Transfer Group Companies (except in connection with providing notices of the Bidding Procedures Motion and/or the Sale Motion), or (iii) enter into any negotiations or discussions or agreement or arrangement in connection with the purchase of the Equity Interest, the equity interests of any of the Transfer Group Companies or all or substantially all of the assets of Transwestern by any Person other than Purchaser (an "Alternative Transaction"); provided, however, that nothing in this Section 6.4(b) shall prohibit or restrict Sellers or their Affiliates or their respective Representatives from taking appropriate actions to preserve Sellers' flexibility to effect a Distribution. For the avoidance of doubt, any statements made by Sellers in the Bidding Procedures Motion or in the hearing in connection therewith shall not be deemed to be a solicitation for purposes of this Agreement. Nothing in this Section 6.4 shall prohibit or restrict Sellers and their Affiliates and Representatives from providing information about the Bidding Procedures Motion or the Bidding Procedures Order to any Person who makes an offer or expresses an indication of interest which was not solicited after the date of this Agreement in violation of this Section 6.4(b). Sellers shall not be required to comply with the foregoing provisions of this Section 6.4(b) to the extent Sellers (i) take any action required in connection with obtaining the Bidding Procedures Order or the Approval Order or (ii) in good faith determine (after consultation with bankruptcy counsel) that compliance with such provisions would likely be inconsistent with the fiduciary duties of Sellers' directors in respect of the Bankruptcy Cases.

                  (c) Following the entry of the Bidding Procedures Order and until the Auction Termination Date, Sellers and their respective Affiliates and Representatives shall be permitted to market and solicit inquiries, proposals, offers or bids from, and negotiate with, any Person other than Purchaser relating to an Alternative Transaction, and may take any other affirmative action in connection therewith (including, but not limited to, (i) entering into any definitive agreement or letter-of-intent with respect thereto or (ii) issuing press releases, placing advertisements or making other releases or disclosures in connection therewith), subject only to any limitations set forth in the Bidding Procedures Order, and nothing in this Agreement will, or is intended to, in any way be deemed to restrict such actions or efforts; provided, however, that during such time, Sellers and their respective Affiliates and Representatives shall not solicit the submission of any offer for an Alternative Transaction that does not involve the purchase of the entire Equity Interest or all of the assets of the Company; provided further, however, that if a Person other than Purchaser submits an unsolicited offer or indication of interest regarding a transaction for all or a portion of the Equity Interest, the equity interests of any Transfer Group Company or all or substantially all of the assets of Transwestern, the immediately preceding proviso shall in no way restrict the ability of any Seller or any of its Affiliates or Representatives from taking any action otherwise permitted by this Section 6.4(c) in connection with such offer or indication of interest. For the avoidance of doubt, any statements made by Sellers or any of its Representatives in the Bidding Procedures Motion or in the hearing in connection therewith shall not be deemed to be a solicitation for purposes of this Agreement. Notwithstanding the foregoing, Sellers may only enter into, and seek Bankruptcy Court approval of,
(i) any definitive agreement with respect to an Alternative Transaction if such Alternative Transaction is a Superior Transaction or (ii) a Distribution, and in each case only on or prior to the Auction Termination Date, unless Purchaser is not selected as the Winning Bidder pursuant thereto. None of the Sellers nor any of their respective Affiliates or Representatives shall have any liability to Purchaser or any of its Affiliates or Representatives, either under or relating to this Agreement or any Applicable Law, by virtue of entering into or seeking Bankruptcy Court approval of such a definitive agreement for a Superior Transaction that is permitted by this Section 6.4(c).

                  (d) If Purchaser is selected as Winning Bidder, from the Auction Termination Date until the earlier of (i) the Closing Date and (ii) the valid termination of this Agreement pursuant to Section 3.2, Sellers shall not, directly or indirectly, pursue or facilitate any Alternative Transaction or, solicit, accept, facilitate, review, cooperate with, discuss, or provide information in connection with, any offer, inquiry, proposal, bid or indication of interest from any Person, or respond to any inquiries from or engage in any negotiations with any Person, or share any information regarding Purchaser or any of the Transfer Group Companies, with respect to or in possible contemplation of any Alternative Transaction, and Sellers shall not assist, cooperate with or help to facilitate any other Person in taking or effecting any such actions; provided, however, that nothing herein shall limit the ability of the Sellers to take any action (including, without limitation, to make any statement) to preserve the flexibility to effect a Distribution following a valid termination of this Agreement pursuant to Section 3.2. The parties hereto agree that if Purchaser is selected as the Winning Bidder, from and after the Auction Termination Date, Sellers shall not have the right to terminate this Agreement pursuant to Section 3.2(d)(iii).

                  (e) No Seller will seek approval of the Bankruptcy Court to amend, modify or change the initial overbid increment in respect of bids for an Alternative Transaction.

                  6.5 Preservation of Records; Cooperation. Subject to Section 9.2(d) hereof (relating to the preservation of Tax records), each of Sellers and Purchaser shall, and, after the Closing Date, Purchaser shall use commercially reasonable efforts to cause the Citrus Group Companies to, and shall cause the other Transfer Group Companies to, preserve and keep in their possession all records held by them on and after the date of this Agreement relating to the business of the Transfer Group Companies, until the earlier of (x) seven (7) years from the Closing Date or such longer period as may be required by Applicable Law and (y) the closing of the Bankruptcy Cases, and shall make such records and then existing personnel available to the other party as may reasonably be required by such party in connection with, among other things, any insurance claims involving, legal proceedings involving, or governmental investigations of, Sellers or Purchaser or any of their respective Affiliates or in order to enable Sellers or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby; provided, however, that in no event shall Sellers, Purchaser or any of their respective Affiliates be obligated to provide any information the disclosure of which would (i) jeopardize any privilege available to such party relating to such information or (ii) cause such party to breach a confidentiality obligation to which it is bound. After the expiration of any applicable retention period, before Purchaser shall dispose of any of such records, at least ninety (90) days prior notice to such effect shall be given by Purchaser to Sellers (or a Person designated by Sellers) and Sellers shall have the opportunity (but not the obligation), at their sole cost and expense, to remove and retain all or any part of such records as they may in their sole discretion select.

                  6.6 Confidentiality.

                  (a) The parties acknowledge that Southern Union Company and Enron previously executed a confidentiality agreement dated April 2, 2004, and General Electric Capital Corporation and Enron previously executed a confidentiality agreement effective as of April 2, 2004 (as each may be amended and supplemented, the "Confidentiality Agreements"), which Confidentiality Agreements shall continue in full force and effect until completion of the Closing, at which time the obligations of Southern Union Company and General Electric Capital Corporation thereunder with respect to the Evaluation Material (as defined in the Confidentiality Agreements) relating solely to the Transfer Group Companies shall terminate. Purchaser hereby agrees to be bound, mutatis mutandis, by the terms and conditions of the Confidentiality Agreements to which Southern Union Company and General Electric Capital Corporation are bound as if Purchaser were an original party thereto.

                  (b) Subject to the provisions of Section 6.4, the parties agree that the terms and conditions of the transactions contemplated by this Agreement and information provided to Purchaser and its Affiliates and
Representatives and the Purchaser Related Parties in connection with the execution hereof shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreements. Notwithstanding the foregoing, the parties hereto acknowledge and understand that (i) in connection with seeking the Bidding Procedures Order and the Approval Order and implementation thereof, this Agreement (together with the exhibits and schedules attached hereto) will be filed with the Bankruptcy Court and made publicly available, and (ii) disclosures relating to the transactions contemplated by this Agreement will be made to the Creditors' Committee and to its Representatives, and the parties agree that such filing and disclosures will be not be deemed to violate any confidentiality obligations owing to any party, whether pursuant to this Agreement, the Confidentiality Agreements or otherwise. Notwithstanding the foregoing, neither this Section 6.6 nor the Confidentiality Agreements shall in any way limit: (i) the disclosure of information by Sellers in connection with the administration of the Bankruptcy Cases, (ii) the disclosure of information by Sellers to the SEC. FERC, PBGC and any other Governmental Authority, (iii) the disclosure of information that is related to a Distribution following a valid termination of this Agreement pursuant to Section 3.2, or (iv) any other action or disclosure permitted to be made by Sellers and their respective Affiliates and Representatives pursuant to Section 6.4.

                  6.7 Public Announcements. Prior to the Closing Date, none of Sellers or Purchaser, or any of their respective Affiliates or Representatives, shall (except as may otherwise be permitted under the terms of this Agreement or the Bidding Procedures Order or as may be deemed reasonably necessary to fulfill disclosure requirements in connection with the Plan) issue any press release or public statement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written approval of the other parties hereto, unless such disclosure is required by Applicable Law, an Order of the Bankruptcy Court or by obligations pursuant to any agreement with any national securities exchange; provided, that the party intending to make such release shall give the other parties prior notice and shall use its commercially reasonable efforts consistent with such Applicable Law, Order or obligation to consult with the other parties with respect to the text thereof. Notwithstanding the foregoing, this Section 6.7 shall not in any way prohibit or restrict Sellers from issuing any press release or public statement, placing any advertisement or making any other releases or disclosures permitted under
Section 6.4.

                  6.8 Directors' and Officers' Indemnification. For a period of not less than six (6) years after the Closing Date, Purchaser shall cause the certificate of incorporation and bylaws or other organizational documents of each Transfer Group Company to continue to include the same provisions concerning the exculpation, indemnification, advancement of expenses to and holding harmless of, all past and present employees, officers, agents and directors of such Transfer Group Company for acts or omissions occurring at or prior to the Closing as are contained in such documents as of the date of execution of this Agreement, and Purchaser shall use commercially reasonable efforts to cause each of the Citrus Group Companies to, and shall cause each other Transfer Group Company to, jointly and severally honor all such provisions, including making any indemnification payments and expense advancements thereunder. In the event that any indemnifiable claim is asserted or made within such six (6) year period, all rights to indemnification and advancement of expenses in respect of such claim shall continue to the extent currently permitted under the relevant Transfer Group Company's certificate of incorporation and bylaws or other organizational documents until such claim is disposed of or all Orders in connection with such claim are fully satisfied.

                  6.9 Further Assurances. Sellers and Purchaser agree that from and after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be requested by any party hereto to carry out the purposes and intents of this Agreement.

                  6.10 Financing.

                  (a) Purchaser shall use its reasonable best efforts to obtain and effectuate the Financing on the terms set forth in the Commitment Letters. Purchaser shall perform all obligations required to be performed by it in accordance with the terms of the Commitment Letters, and shall use its reasonable best efforts to maintain the Commitment Letters in full force and effect through the Closing. Purchaser shall from time to time provide such information to Sellers as Sellers may reasonably request regarding the status of the Financing. Purchaser agrees to notify Sellers immediately if, at any time prior to the Closing Date, (i) any of the Commitment Letters shall expire or be terminated for any reason; (ii) any Financing Source that is a party to a Commitment Letter notifies Purchaser that such source no longer intends to provide financing to Purchaser, except pursuant to assignment rights expressly set forth in the Commitment Letters, the syndication of any commitment or the addition of parties to any such commitments or Commitment Letters (provided that the aggregate amount of such commitments is not reduced thereby or such assignment does not impair the ability to obtain the Financing), and all such additional or substituted parties shall be deemed Financing Sources for purposes of this Agreement, (iii) for any reason Purchaser no longer believes in good faith that it will be able to obtain any of the financing substantially on the terms described in the Commitment Letters or (iv) a Capital Markets Event occurs. Purchaser shall not, or permit any of its Subsidiaries or Affiliates to, without the prior written consent of Sellers, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to impair, delay or prevent the financing contemplated by the Commitment Letters. Purchaser shall not amend or alter, or agree to amend or alter, the Commitment Letters in any manner without the prior written consent of Sellers, provided that such consent will not be required if such amendment, alteration or agreement to amend or alter would not reasonably be expected to hinder or delay the Closing. Notwithstanding the foregoing provisions of this
Section 6.10(a), Purchaser may obtain alternative Financing, provided that such alternative Financing will not reasonably be expected to hinder or delay the Closing and that the Commitment Letters remain in full force and effect.

                  (b) Subject to the limitations set forth in Section 6.1, Sellers will cooperate as reasonably requested with Purchaser in connection with the Financing, including providing information with respect to any offering memorandum or similar disclosure document. Purchaser will promptly reimburse Sellers for all reasonable expenses incurred by any of them pursuant to this
Section 6.10(b).

                  6.11 Payment of Pro Rata Distributions. Purchaser agrees that within two (2) Business Days after the Northern Plains Group Companies receive any quarterly distribution (the "Northern Border Distribution") from Northern Border in respect of their general partner interests and common units paid after the Closing which relates to a quarter that ends prior to the Closing Date, it will cause all of the applicable Northern Plains Group Companies to pay to Sellers the amount of such distribution; provided that to the extent that any Northern Border Distribution relates to a quarter that begins prior to but ends after the Closing Date, Purchaser shall cause the applicable Northern Plains Group Companies to pay to Sellers for such quarter an amount equal to the product of (a) the aggregate amount of such Northern Border Distribution and (b) a fraction, the numerator of which is the number of days from the first day of the applicable quarter through the Closing Date and the denominator of which is ninety (90). Purchaser shall provide Sellers with a reasonably detailed calculation of any pro rata Northern Border Distribution paid to Sellers pursuant to this Section 6.11. Any dispute regarding such calculation shall be resolved by an independent accounting firm chosen in the manner provided in
Schedule 2.1. Amounts paid pursuant to this Section 6.11 shall be treated as an adjustment to the Purchase Price for Tax purposes. Each of Purchaser and its Affiliates shall (a) take all actions necessary (including voting its equity interest on behalf of the Northern Plains Group Companies) to effect, or cause to be effected, any distribution to which the Northern Plains Group Companies are entitled pursuant to the Northern Border Partnership Agreement and (b) not take or fail to take, or cause to be taken, any action that would impair the ability of the Northern Plains Group Companies to receive any distribution to which it is entitled pursuant to the terms of the Northern Border Partnership Agreement.

                  6.12 Release of Guarantees. Sellers and certain of their respective Affiliates are guarantors with respect to certain indebtedness of the Transfer Group Companies, as set forth on Schedule 6.12 (collectively, the "Guaranteed Indebtedness"). Prior to the Closing, Purchaser shall cause Sellers or their respective Affiliates, as applicable, to be replaced by Purchaser or any Affiliate of Purchaser as guarantor or other applicable status with respect to all of the Guaranteed Indebtedness.

                  6.13 Understandings or Arrangements Relating to the Citrus Group Companies. Except as specifically provided on Schedule 6.13, prior to the Closing Date, Purchaser shall not, and Purchaser shall cause its Affiliates or Representatives and the Purchaser Related Parties and their Affiliates and Representatives to not, make or enter into any agreements, understandings or arrangements, or have any substantive conversations, with El Paso Corporation or any of its Affiliates or Representatives related to the sale or other transfer of the capital stock or the assets of any or all of the Citrus Group Companies.

                  6.14 Severance Agreements, Plans and Policies.

                  (a) For a period of twelve (12) months after the Closing Date, Purchaser shall not, and shall cause the Transfer Group Companies (other than the Citrus Group Companies) not to, and shall use commercially reasonable efforts to cause the Citrus Group Companies not to, terminate, revoke, suspend, amend, modify or otherwise change (or take any action that would cause any of the foregoing, or fail to take any action that would avoid the foregoing) any agreement, plan, program or policy described on Schedule 4.13(a) or Schedule 4.13(b) and relating to severance or termination obligations for employees of the Transfer Group Companies in any manner that would have an adverse impact on the employees of the Transfer Group Companies.

                  (b) With respect to the partition and distribution of assets and liabilities associated with the Enron Gas Pipelines Employee Benefit Trust (the "VEBA") as disclosed on item 8 to Schedule 4.7(a), the amount of assets and liabilities to be transferred to, or assumed by, any Transfer Group Company shall be with respect to the current and former employees of the Transfer Group Companies and shall be calculated in a manner consistent with the motion of the debtors filed in the Bankruptcy Cases dated July 22, 2003, as may be amended, seeking approval therefore and shall be effectuated in a manner consistent with the motion and any order of the Bankruptcy Court approving the relief requested therein.

                  (c) Following the date hereof, no Transfer Group Company or Northern Border Company will be required to contribute to or otherwise be liable for any contributions in connection with the Cash Balance Plan including but not limited to, any payments or contributions pursuant to any Order of the Bankruptcy Court, the Contribution Agreement, the Transition Services Agreement or any other agreement, including without limitation, the agreement set forth in
Section 5.6(b) of the Contribution Agreement, between any of Sellers, on one hand, and the Transfer Group Companies, on the other hand, relating to the allocation of costs of providing employee benefits to the employees of the Transfer Group Companies. For the avoidance of doubt, the Purchase Price shall be deemed to include all contributions which otherwise would have been allocable to any Transfer Group Company and any Northern Border Company. Following receipt of the Purchase Price in accordance with the terms of this Agreement, the Transfer Group Companies and the Northern Border Companies shall be deemed to have fully satisfied the contribution obligations that they would have been required to contribute to the Cash Balance Plan, including, without limitation, any such obligation arising pursuant to any Order of the Bankruptcy Court or any agreement referenced in this Section 6.14(c).

                  6.15 Citrus Trading.

                  (a)  Prior to the  Closing,  all of the  Contracts  listed  on
Schedule 6.15(a) (such Contracts, collectively, the "Citrus Trading Gas Contracts") will be terminated, transferred or assigned from Citrus Trading to an entity other than a Transfer Group Company or Northern Border Company, such that the Transfer Group Companies will have no remaining liability under such contracts, or to the extent that any such contract is not so terminated, transferred or assigned, Sellers shall indemnify Purchaser with respect to such contracts pursuant to the Citrus Trading Gas Contract Indemnification Agreement, in the form attached hereto as Exhibit C (the "Citrus Trading Gas Contract Indemnification Agreement").

                  (b) From and after the Closing, Purchaser shall cause to be paid to Sellers, in accordance with each Seller's Percentage Interest, an aggregate amount equal to fifty percent (50%) of any amounts received by any of the Citrus Group Companies in connection with the resolution of the Duke Litigation or ENA Litigation, less (i) one-half of all reasonable out-of-pocket expenses incurred by the Citrus Group Companies pertaining to such litigation (including, without limitation, reasonable attorney's fees), (ii) an amount sufficient to pay one-half of all Taxes payable by the Citrus Group Companies in respect of any such amounts paid to the Citrus Group Companies and (iii) one-half of any payments made to Auburndale Power Partners, Limited Partnership by Citrus Trading directly from any proceeds of the Duke Litigation or ENA Litigation as provided under the Auburndale Settlement Agreement, but only to the extent that the total of such litigation expenses and Taxes exceeds the amount of cash on hand at Citrus Trading as of the Closing Date reduced by the amount of any of such cash previously used to (x) reduce the Citrus Trading Contribution Amount under paragraph (b) or (c) of Schedule 2.1 to the Purchase Agreement or (y) reduce any Net Losses (as defined in Section 2(b) of the Citrus Trading Gas Contract Indemnity Agreement) pursuant to Section 2(c) of the Citrus Trading Gas Contract Indemnity Agreement; provided, however, that to the extent that the actual amounts payable to Sellers in respect of the Duke Litigation pursuant to this Section 6.14(b) exceed $25,000,000, then with respect to any such amounts in respect of the Duke Litigation in excess of $25,000,000, Sellers shall only be entitled to an aggregate amount equal to two-thirds of such 50% interest; provided further, however, that the $25,000,000 in the preceding proviso shall be increased by the Final Citrus Trading Capital Contribution. Purchaser shall pay to Sellers such amounts within two (2) Business Days of the Citrus Group Companies receipt thereof. From and after Closing, Purchaser shall in good faith use commercially reasonable efforts to cause the Citrus Group Companies to expeditiously and diligently prosecute the settlement, compromise or other resolution of all claims or proceedings arising from the Duke Litigation, and Sellers shall take such other actions as may be reasonably necessary to support the resolution of such claims or proceedings. Purchaser shall keep Sellers reasonably informed of all material developments regarding the resolution of the Duke Litigation, and shall promptly provide Sellers with all notices, pleadings, determinations and other papers filed in respect thereof.

                  6.16 Certain Transactions.

                  (a) At Purchaser's request (the "Request"), either:

                              (i) Sellers shall, prior to the Closing Date, subject to having obtained any and all necessary approvals and consents from Governmental Authorities, (A) cause each of the H- 10 Companies to convert into a limited liability company or a limited partnership under the laws of the jurisdiction in which each is organized on the date of this Agreement (the "Conversion Transactions") and (B) cause each such limited liability company or limited partnership to be continuously treated as a partnership or a disregarded entity from its owner for United States federal income tax purposes; and (C) cause the stock of Citrus held by CrossCountry Citrus Corp. to be distributed to the Company; or

                              (ii) Enron and the Purchaser will join in making a
            timely election under Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign tax law (collectively the "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the H-10 Companies.

                  (b) The Purchaser shall make the Request in writing no later than five (5) days prior to the Closing Date and shall specify whether the Purchaser is requesting that the parties make a Section 338(h)(10) Election or effect a Conversion Transaction.

(c) Notwithstanding anything in this Agreement to the contrary, to the extent that the Conversion Transactions cause Sellers to breach any representation, warranty, covenant or other agreement of Sellers contained in this Agreement, such breach shall be given no effect, and Purchaser shall have no right to (x) terminate this Agreement due to such breach by Sellers or the failure of Sellers to meet any of the conditions set forth in Sections 7.1 or 7.2 by the Outside Date as a result of the Conversion Transactions (for the avoidance of doubt, such breach shall in no way relieve Purchaser of its obligations to close the transactions contemplated by this Agreement), or (y) to seek indemnification from Sellers for such breach. Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all (i) Excess Conversion Tax Liability and (ii) Losses that are not attributable to Taxes asserted against or suffered by them relating to, resulting from, or arising out of any Conversion Transaction. Excess Conversion Tax Liability (and the
components thereof) shall be computed assuming the correctness of the representations and warranties in Section 4.14(g).

(d) If Purchaser delivers a Request requesting the Conversion Transactions under
Section 6.16(a)(i), but for any reason the Conversion Transactions do not occur prior to the Closing Date, Enron shall join Purchaser in making a Section 338(h)(10) Election in accordance with Section 6.16(a)(ii).

                  6.17 Financial Information.

                  (a) Sellers  shall  provide to Purchaser not later than thirty
(30) days following the end of each calendar quarter ending after the date hereof:

                           (i)  copies  of the  unaudited  consolidated  balance
sheet of the Citrus Group Companies as at the end of such quarter and the related statements of income, stockholders' equity and cash flows of the Citrus Group Companies for the three (3) month period then ended;

                           (ii)  copies of the  unaudited  consolidated  balance
sheet of the Transwestern Group Companies as at the end of such quarter and the related statements of income, stockholders' equity and cash flows of the Transwestern Group Companies for the three (3) month period then ended; and

                           (iii) copies of the  unaudited  consolidated  balance
sheet of the Northern Plains Group Companies as at the end of such quarter and the related statements of income, stockholders' equity and cash flows of the Northern Plains Group Companies for the three (3) month period then ended.

The Financial Statements and the Northern Border Financial Statements shall be prepared in accordance with the books and records of the Citrus Group Companies, the Transwestern Group Companies and the Northern Plains Group Companies, respectively, as at the date and for the period indicated, and, except as set forth in Schedule 6.17, in accordance with GAAP.

                  (b) After the entry of the Approval Order, to the extent Purchaser reasonably requires audited or reviewed financial statements with respect to each of the Transfer Group Companies and the Northern Border Companies in order to comply with the reporting requirements of the Securities and Exchange Commission set forth in Regulations S-K and S-X, Sellers will reasonably cooperate with Purchaser (at Purchaser's cost), to deliver such financial statements including any reasonable request that Sellers: (i) request their independent auditors to prepare and deliver to Purchaser a comfort letter(s), customary in scope and substance for comfort letters delivered in similar circumstances and (ii) request such members of management of the
Transfer  Group  Companies  and  the  Northern   Border   Companies  that  would
customarily sign a management representation letter for the benefit of the independent auditors in producing such comfort letter(s) to make themselves available. The failure of any independent auditor to provide the documentation referred to in the preceding clause (i) and the failure of any members of management to make themselves available as provided in the preceding clause (ii) shall not constitute a default by Sellers of their obligations hereunder.

                  6.18. Regulatory Approvals. As promptly following the entry of the Bidding Procedures Order by the Bankruptcy Court as is reasonably practicable, Southern Union Company and Purchaser shall commence commercially reasonable efforts to obtain all of the consents and approvals identified on
Schedule 5.3(b) as being required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

                  6.19 Citrus Capital Stock Agreement. Immediately prior to the Closing, Enron shall cause EOS, the Company and CrossCountry Citrus Corp. to approve the transfer of the Equity Interest in accordance with the terms of this Agreement. Contemporaneously with the Closing, Enron shall cause the existing members of the board of managers or directors, as applicable, of the Company and of CrossCountry Citrus Corp. to resign, and shall appoint, or cause to be appointed, successor directors to each such board, as designated by Purchaser. At or prior to the Closing, Enron shall assign to the Company, and the Company shall assume from Enron, all rights and obligations of Enron under that certain Capital Stock Agreement dated April, 1986, relating to the ownership of the capital stock of Citrus.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  7.1 Conditions Precedent to Obligations of Each Party. The respective obligations of each of the Sellers, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                  (a) No Order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any material proceeding initiated by any Governmental Authority of competent jurisdiction having valid enforcement authority seeking such an Order be pending, nor shall there be any action taken, or any Law or Order enacted, entered or enforced that has not been subsequently overturned or otherwise made inapplicable to this Agreement, that makes the consummation of the transactions contemplated by this Agreement illegal;

                  (b) The Bankruptcy Court shall have entered an Order approving this Agreement, substantially in the form attached hereto as Exhibit B (it being agreed by the parties hereto that the order attached as Exhibit B to the May 27 Motion shall be deemed to be substantially in such form) (the "Approval Order"), and such Approval Order shall have become a Final Order;

                  (c) Any waiting period (including any extension thereof) applicable to the purchase and sale of the Equity Interest to Purchaser under the HSR Act shall have terminated or expired and an Order of the FCC approving the transactions contemplated by this Agreement shall have been obtained;

                  (d) All Liens on the Equity Interest imposed in connection with the DIP Agreement shall have been released; and

                  (e) Sellers shall have obtained the consents and releases set forth on Schedule 7.1(e).

                  7.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser, in whole or in part, subject to Applicable Law):

                  (a) All of the representations and warranties of Sellers contained herein shall be true and correct on and as of the Closing Date, except those representations and warranties of Sellers that speak of a certain date, which representations and warranties shall have been true and correct as of such date; provided, however, that this condition shall be deemed to have been satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a Transfer Group Material Adverse Effect or a Seller Material Adverse Effect;

                  (b) Each of the Sellers shall have performed and complied with their respective obligations and covenants required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date, in all material respects;

                  (c) None of the Transfer Group Companies or the Northern Border Companies shall have filed a petition for relief under the Bankruptcy Code or taken any other action specified in Section 6.2(b)(xii);

                  (d) There shall not have occurred and be continuing a Capital Markets Event which results in the Purchaser not being able to receive the Financing proceeds contemplated hereby in the aggregate amount at least equal to such amount set forth in Section 5.6; and

(e)  Purchaser  shall have been  furnished  with the  documents  referred  to in
Section 8.1, including originally executed versions of this Agreement and the Transaction Documents executed by all parties thereto other than Purchaser.

(f) The consents, waivers, authorizations and approvals of Governmental Authorities set forth on Schedule 7.2(f) shall have been duly obtained by final order, shall be in full force and effect on the Closing Date and shall impose no restrictions or conditions that are, individually or in the aggregate, reasonably likely to have either (i) a Transfer Group Material Adverse Effect or
(ii) a material adverse effect on Purchaser and Southern Union Company, taken as a whole.

                  7.3 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers, in whole or in part, subject to Applicable Law):

                  (a) All of the representations and warranties of Purchaser contained herein shall be true and correct on and as of the Closing Date, except those representations and warranties of Purchaser that speak of a certain date, which representations and warranties shall have been true and correct as of such date; provided, however, that this condition shall be deemed to have been satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a Purchaser Material Adverse Effect;

                  (b) Purchaser shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, in all material respects;

                  (c) Sellers shall have been furnished with the documents referred to in Section 8.2, including originally executed versions of this Agreement and the Transaction Documents executed by all parties thereto other than Sellers; and

                  (d) Enron shall have obtained all consents, waivers or releases from ENARGAS with respect to Enron's interest in TGS, that are necessary or desirable, in Enron's discretion, to effect the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                            DOCUMENTS TO BE DELIVERED

                  8.1 Documents to Be Delivered by Sellers. At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser the following:


                  (a) membership certificates representing the Equity Interest, duly endorsed in blank or accompanied by transfer powers and with all requisite transfer tax stamps attached and stock certificates or other membership certificates representing ownership interests in the Transfer Group Companies;

                  (b) a certified copy of the Approval Order;

                  (c) written resignations or evidence of removal of each of the directors of the Company;

                  (d) evidence of the release of all Liens imposed on the Equity Interest in connection with the DIP Agreement;

                  (e) a certificate of an officer of each Seller certifying that the closing conditions set forth in Section 7.2(a) (with respect to Sellers' representations and warranties) and Section 7.2(b) (with respect to Sellers' obligations and covenants) have been satisfied;

                  (f) originally executed versions of this Agreement and the Transaction Documents executed by all parties thereto other than Purchaser; and

                  (g) amendments to the Transition Services Agreement (as so amended, the "TSA") and the Transition Services Supplement Agreement (as so amended, the "TSSA"), extending the terms thereof to six (6) months from the Closing and consistent with the terms set forth on Schedule 8.1(g).

                  8.2 Documents to Be Delivered by Purchaser. At the Closing, Purchaser shall deliver to Sellers the following:


                  (a)  evidence-of the wire  transfer[s]  referred to in Section
2.3 hereof;

                  (b) a certificate of an officer of Purchaser certifying that the closing conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied;

                  (c) originally executed versions of this Agreement and the Transaction Documents executed by all parties thereto other than Sellers; and

                  (d) originally executed versions of a Transfer Group Company Guaranty executed by each Transfer Group Company (other than any Citrus Group Company) in form and substance reasonably satisfactory to Sellers.

                                   ARTICLE IX

                           TAX, ERISA AND TGS MATTERS

                  9.1 Tax Sharing Agreements. Any Tax sharing agreement between any of the Sellers and any Transfer Group Company and all obligations or liabilities arising under any such agreements, shall be terminated immediately prior to the Closing and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  9.2 Preparation of Tax Returns; Payment of Taxes.

                  (a) (i) Where required by Applicable Law, Sellers shall include the Transfer Group Companies in, or cause the Transfer Group Companies to be included in, and shall file or cause to be filed, (A) the United States consolidated federal income Tax Returns of Enron for all taxable periods of the Transfer Group Companies ending on or prior to the Closing Date; and (B) where applicable, all other consolidated, combined or unitary Tax Returns of, or which include, one or more of the Transfer Group Companies for all taxable periods ending on or prior to the Closing Date. Sellers shall remit (or cause to be remitted) all Taxes shown due with respect to the Tax Returns referred to in clauses (A) and (B) of this Section 9.2(a)(i). Within 120 days after the Closing Date (or sooner if necessary to enable Sellers to timely file a Tax Return), Purchaser shall cause each of the Transfer Group Companies to prepare and provide to Sellers a package of Tax information materials, including schedules and work papers (the "Tax Package") required by Sellers to enable Sellers to prepare and file all Tax Returns (which have not been filed on or before the Closing Date) required to be prepared and filed by Sellers pursuant to this
Section 9.2(a)(i).

                              (ii) Sellers  shall  prepare and file, or cause to
            be prepared and filed, all Tax Returns of or which include any of the Transfer Group Companies, other than Tax Returns described in
            Section 9.2(a)(i), that are required to be filed (after giving effect to any valid extension of time in which to make such filing) on or prior to the Closing Date. Sellers shall cause the Transfer Group Companies to pay all Taxes shown due on Tax Returns described in this Section 9.2(a)(ii).

                              (iii) Purchaser shall prepare and file, or cause to be prepared and filed, on behalf of the Transfer Group Companies all other Tax Returns of, or which include, the Transfer Group Companies (other than those Tax Returns described in Section 9.2(a)(i) and Section 9.2(a)(ii) above). Purchaser, or the Transfer Group Companies, shall remit (or cause to be remitted) all Taxes shown due on Tax Returns referred to in this Section 9.2(a)(iii).

                              (iv) To the  extent  applicable,  Purchaser  shall
            prepare IRS Forms 8023, 8594 and 8883 and any other similar forms required to be filed with a Taxing Authority in connection with the transactions contemplated by this Agreement.

                  (b) (i) All Tax Returns  described  in clauses  (i),  (ii) and
(iii) of Section 9.2(a) (including the Tax Package) for taxable periods ending on or before or which include the Closing Date shall be prepared in a manner consistent with past practice unless a past practice has been finally determined to be incorrect by the applicable Taxing Authority or a contrary treatment is required by applicable Tax Laws (or the judicial or administrative interpretations thereof).

                              (ii) Purchaser will provide Sellers with copies of
            all Tax Returns described in clauses (iii) and (iv) of Section 9.2(a) at least twenty (20) Business Days prior to the filing date; provided, however, that Purchaser shall have no obligation to furnish any Tax Returns referred to in Section 9.2(a)(iii) for which Sellers have no liability for Taxes pursuant to clause (i) or (ii) of Section 9.10(a). Sellers shall be provided an opportunity to review such returns and all supporting workpapers, schedules and information, and to propose changes, not later than ten (10) Business Days prior to the filing date of such Tax Returns. The failure of Sellers to propose any changes to any such Tax Returns prior to the expiration of such ten (10) Business Day period shall be deemed to be an indication of their approval thereof

                              (iii) Sellers and Purchaser  shall attempt in good
            faith mutually to resolve any disagreements regarding Tax Returns described in Section 9.2(b)(ii) prior to the due date for filing thereof Any disagreements regarding such Tax Returns which are not resolved prior to the filing thereof shall be promptly resolved pursuant to Section 9.5.

                  (c) Allocating Taxable Income:

                              (i) To the extent  permitted by Applicable  Law or
            administrative practice of any Taxing Authority, (A) the taxable year of the Transfer Group Companies shall close as of the close of business on the Closing Date and (B) any transactions (other than the transactions contemplated by this Agreement, including a Section 338(h)(10) Election) involving any of the Transfer Group Companies that are not in the Ordinary Course of Business occurring on the Closing Date but after the Closing shall be reported on Purchaser's Tax Returns to the extent permitted by Applicable Law or on the post-Closing separate company returns of the applicable Transfer Group Company (if the applicable Transfer Group Company does not file a Tax Return with Purchaser), and shall be similarly reported on all other Tax Returns of Purchaser or its Affiliates to the extent permitted. Sellers shall be responsible for all Taxes shown due on Tax Returns described in clause (A) of this Section 9.2(c) except to the extent such Tax is an Excluded Tax. Purchaser shall be responsible for all Taxes related to transactions required to be reported on Tax Returns described in clause (B) of this Section 9.2(c) and for all Excluded Taxes. Sellers, Purchaser and the Transfer Group Companies shall not take any position inconsistent with the provisions contained in Section 9.2(c) on any Tax Return.

                              (ii) If Applicable Law does not permit the Transfer Group Companies to close their taxable years as of the close of business on the Closing Date, or where Taxes are assessed with respect to a taxable period which includes the Closing Date but does not end on that day (a "Straddle Period"), then Taxes, if any, attributable to the taxable period of the Transfer Group Companies beginning on or before and ending after the Closing Date shall be allocated (A) to Sellers for the period up to and including the Closing Date, except to the extent any such Taxes are Excluded Taxes and (B) to Purchaser with respect to all other Taxes attributable to the Straddle Period. For purposes of allocating Taxes attributable to a Straddle Period of the Transfer Group Companies, (x) real, personal and intangible property Taxes and any other Taxes levied on a per diem basis ("Per Diem Taxes") shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period prior to and including the Closing Date and the denominator of which is the total number of days in the Straddle Period, and (y) the Taxes of the Transfer Group Companies (other than Per Diem Taxes) for any taxable period ending on or prior to the Closing Date shall be computed as if such taxable period ended as of the close of business on the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any Straddle Period shall be made by means of a closing of the books and records of the Transfer Group Companies as of the close of business on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

                  (d) Notwithstanding anything to the contrary herein, if any Seller, on the one hand, or Purchaser, on the other hand, is responsible for all or a portion of the Taxes pursuant to Section 9.10 (after taking into account any applicable Tax Baskets) with respect to a Tax Return (the "Paying Party") that the other party is responsible for filing (or causing to be filed) pursuant to Section 9.2(a) (the "Preparing Party"), the Paying Party shall pay the amount of such Taxes for which the Paying Party is responsible to the Preparing Party no later than five (5) days prior to the filing of the underlying Tax Return. If a dispute arises (and is not resolved five (5) days prior to the filing of the Tax Return) between the Preparing Party and the Paying Party as to the Tax Return or the amount that the Paying Party owes to the Preparing Party, the Paying Party shall pay to the Preparing Party the amount that the Paying Party believes is owing to the Preparing Party, and Sellers and Purchaser shall resolve their dispute in accordance with Section 9.5. Within five (5) days following resolution of the dispute, the appropriate party shall pay to the other party any amount determined to be due upon final resolution of the dispute.

                  (e) Purchaser and Sellers agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Transfer Group Companies as is reasonably necessary for the filing of any Tax Returns, for the preparation for any audit, and for the prosecution or defense in any Tax Proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Purchaser shall retain in its possession or cause the Transfer Group Companies to retain in their possession, and shall provide Sellers reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Sellers may specify with respect to matters relating to Taxes for any taxable period ending on or prior to or which includes the Closing Date until the relevant statute of limitations has expired. After such time, Purchaser may dispose of such material; provided, that prior to such disposition Purchaser shall give Sellers a reasonable opportunity to take possession of such materials.

                  (f) Neither Purchaser nor any Affiliate or successor of Purchaser shall (or shall cause or permit any of the Transfer Group Companies to) amend, refile or otherwise modify any Tax Return relating in whole or in part to any Transfer Group Company with respect to any taxable year or period ending on or before the Closing Date, or which includes the Closing Date, without the prior written consent of Sellers.

                  9.3 Certain Other Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by Purchaser when due, and Purchaser shall file all necessary Tax Returns and other documentation with respect to any such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Applicable Law, Sellers will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation and will cooperate with Purchaser to take such commercially reasonable actions as will minimize or reduce the amount of such Taxes.

                  9.4 Tax Audits.

                  (a) Sellers shall have the sole right (but not the obligation) to represent the interests of the Transfer Group Companies in any audit or administrative or court proceeding (a "Tax Proceeding") relating to Taxes for taxable periods of the Transfer Group Companies which end on or before the Closing Date and to employ counsel of its choice at its expense, provided that Purchaser shall have the right to jointly represent the interests of the Transfer Group Companies with Sellers in any such Tax Proceeding to the extent that Sellers' indemnification obligations have terminated pursuant to Section 9.10(d). Purchaser agrees that it will cooperate fully, and shall cause the Transfer Group Companies to cooperate fully, with each Seller and its counsel in the defense against or compromise of any claim in any said proceeding.

                  (b) Sellers have the right, but not the obligation, to jointly represent the interests of the Transfer Group Companies with the Purchaser in any Tax Proceeding relating to Taxes for any Straddle Period of the Transfer Group Companies. Any disputes regarding the conduct or resolution of any such audit or proceeding shall be resolved pursuant to Section 9.5.

                  (c) Purchaser shall have the sole right to represent the interests of the Transfer Group Companies in all Tax Proceedings other than Tax Proceedings described in clauses (a), (b) and (d) of this Section 9.4.

                  (d) Notwithstanding anything to the contrary herein,

                             (i) Sellers  shall not be required to consult  with
            Purchaser or seek Purchaser's consent to settle any Tax Proceeding which relates to items reported on a Tax Return of the type described in Section 9.2(a)(i), and

                             (ii) Sellers shall use commercially reasonable efforts not to settle any Tax Proceeding which relates to items reported on a Tax Return of the type described in Section 9.2(a)(i) in a manner that does not determine the tax liability of the Transfer Group Companies as corporations included in such Tax Return, it being the intention of the parties that any such settlement not determine the individual Tax liability of Enron without also determining the Tax liability of the Transfer Group Companies.

                  (e) If any Taxing Authority asserts a claim, makes an assessment or otherwise disputes or affects any Taxes for which Sellers are responsible hereunder, Purchaser shall, promptly upon receipt by Purchaser and/or the Transfer Group Companies of notice thereof, inform Sellers thereof The failure of Purchaser or the Transfer Group Companies to timely forward such notification in accordance with the immediately preceding sentence shall not relieve Sellers of their obligation to pay such liability for Taxes except and to the extent that the failure to timely forward such notification actually prejudices the ability of Sellers to contest such liability for Taxes or increases the amount of such Taxes.

                  9.5 Dispute Resolution. In the event that Sellers or Purchaser dispute the application or interpretation of any provision of Sections 9.2, 9.4 and 9.9 hereof, or the amount or calculation of Taxes, if any, owed by such party thereunder, such party shall deliver to the other a statement setting forth, in reasonable detail, the nature of and/or the dollar amount of any disagreement so asserted. The parties shall attempt in good faith to resolve such dispute within twenty (20) days following the commencement of such dispute. If the parties are unable to resolve such dispute within such twenty (20) day period, the dispute shall be resolved by an Accounting Referee appointed in accordance with the procedures set forth in Schedule 2.1. The Accounting Referee shall determine, only with respect to the specific disagreements submitted in writing by Sellers and Purchaser, the manner in which such item or items in dispute should be resolved; provided, however, that the dollar amount of any such item or items shall be determined within the range of dollar amounts proposed by Sellers, on the one hand, and Purchaser, on the other hand. The Accounting Referee shall be directed to make such determination promptly, but in no event later than thirty (30) days after acceptance of its appointment. Any finding by the Accounting Referee shall be a reasoned award stating the findings of fact and conclusions of law (if any) on which it is based, shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding the disputed items so presented. The fees and expenses of the Accounting Referee shall be shared by Sellers and Purchaser (A) in proportion to each party's respective liability for Taxes which are the subject of the dispute as determined by the Accounting Referee or (B) in equal proportions if the subject of the dispute involves Tax Returns for which no Taxes are due, including Tax Returns described in Section 9.2(a)(iv). The parties shall otherwise bear their own expenses incurred in any dispute resolution pursuant to this Section 9.5.

                  9.6 Refunds and Tax Benefits. Any refunds of Taxes (together with any interest with respect thereto) paid to or in respect of the Transfer Group Companies (including any amounts credited against income tax to which Purchaser, its Affiliates or any of the Transfer Group Companies becomes entitled) and that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers. Purchaser shall pay over to Sellers any such refund or the amount of any such credit (in each case, together with any interest with respect thereto) within fifteen (15) days after receipt or entitlement thereto. Any refunds or credits of Taxes (together with any interest with respect thereto) of the Transfer Group Companies for any Straddle Period shall be equitably apportioned between Sellers and Purchaser. Purchaser shall, if Sellers so request and at Sellers' expense, prepare, execute and file any claims for refunds or credits, or cause the Transfer Group Companies to prepare, execute and file any claims for refunds or credits, to which Sellers are entitled under this Section 9.6. Purchaser shall permit Sellers to control the prosecution of any such refund.

                 9.7  Certain Elections.

(a) After the Closing Date, at Sellers' request, Purchaser shall cause the Transfer Group Companies to make and/or join with Sellers in making any election after the Closing Date; provided, that the making of such election does not have an adverse impact on Purchaser (or any of the Transfer Group Companies) for any post-acquisition Tax period.

(b) To the extent permitted by Law, Purchaser shall not permit the Transfer Group Companies to carry back any loss, deduction or credit to any taxable period that ends on, prior to or which includes the Closing Date.

                  9.8 FIRPTA. Each Seller shall furnish to Purchaser on or before the Closing Date a certification of its non-foreign status consistent with the requirements set forth in Section 1445 of the Code and the Treasury Regulations.

                  9.9 Allocation of Purchase Price. As soon as reasonably practicable following the Closing Date, Purchaser and Sellers shall agree upon an allocation of the Purchase Price between the equity interest of each of the applicable Transfer Group Companies and any of their assets. If Purchaser and Sellers are unable to mutually agree on such allocation within thirty (30) days after the Closing Date, the parties will resolve any such disputes using the provisions of Section 9.5.

                  9.10 Tax Indemnification.

                  (a) Sellers hereby agree to indemnify and hold Purchaser Indemnified Parties harmless (without duplication) from and against any and all Covered Taxes that (x) are imposed upon or assessed against the Transfer Group Companies or the assets or the properties thereof and (y) are not barred from recovery under the applicable statute of limitations. For purposes of this
Section 9.10(a), "Covered Taxes" shall mean (without duplication):

                             (i) Taxes of Sellers or any Affiliate (other than a
            Transfer Group Company) with which Sellers or such Affiliate files a consolidated, combined or similar Tax Return imposed upon any of the Transfer Group Companies by reason of any of the Transfer Group
            Companies being severally liable for any Taxes of any other Person pursuant to Section 1.1502-6(a) of the Treasury Regulations or any analogous provisions of state, local or foreign law;

                             (ii) Taxes for which a Transfer Group Company is liable with respect to all taxable periods ending on or prior to the Closing Date (including, without limitation, such Taxes imposed upon such Transfer Group Companies by reason of the Transfer Group Companies being severally liable for any Taxes of any other Person pursuant to Section 1.1502-6(a) of the Treasury Regulations or any analogous provisions of state, local or foreign law or arising under the principles of successor or transferee liability);

                             (iii) Taxes of the Transfer Group Companies for the
            period allocated to Sellers pursuant to Section 9.2(c); and

                             (iv) any Taxes  relating  to a  Section  338(h)(10)
            Election or the Conversion Transactions;

provided, however, Covered Taxes shall not include (and, for avoidance of doubt, Sellers shall not be liable for and shall not indemnify or hold harmless Purchaser Indemnified Parties from or against) any Excluded Taxes. Notwithstanding the foregoing, Sellers shall not be required to indemnify the Purchaser Indemnified Parties pursuant to Section 9.10(a)(ii) or (iii) for (x) Taxes described in Section 9.10(a)(ii) or (iii) for which any Transwestern Group Company is liable until such Taxes exceed an amount equal to $5.7 million (the "TWG Tax Basket"), and then Sellers shall only be required to indemnify
Purchaser Indemnified Parties for any such Taxes in excess of the TWG Tax Basket; (y) Taxes described in Section 9.10(a)(ii) or (iii) for which any Citrus Group Company is liable until such Taxes exceed $11.4 million (the "CGC Tax Basket"), and then Sellers shall only be required to indemnify Purchaser Indemnified Parties for any such Taxes in excess of the CGC Tax Basket; and (z) Taxes described in Section 9.10(a)(ii) or (iii) for which any Northern Plains Group Company is liable until such Taxes exceed $1.8 million (the "NP Tax Basket"), and then Sellers shall only be required to indemnify Purchaser Indemnified Parties for any such Taxes in excess of the NP Tax Basket.

                  (b) Purchaser hereby agrees to indemnify and hold harmless Seller Indemnified Parties from and against (i) any and all Taxes of the Transfer Group Companies with respect to any taxable period of the Transfer Group Companies beginning after the Closing Date (including any portion of such Taxes allocable to Purchaser pursuant to Section 9.2(c)) and (ii) any and all Excluded Taxes.

                  (c) Without duplication, Sellers shall indemnify and hold harmless Purchaser Indemnified Parties from and against any and all Losses (i) incurred in connection with the Taxes for which Sellers are responsible to indemnify Purchaser Indemnified Parties pursuant to Section 9.10(a) or the enforcement of Section 9.10(a) and this Section 9.10(c) and/or (ii) incurred as a result of a breach by Sellers of any covenant contained in this Article IX and/or (iii) incurred as a result of a breach by Sellers of any representation or warranty in Section 4.14(g)(ii) (determined without regard to whether such representation or warranty survives the Closing) or any covenant in Section 6.16, provided that any payments made pursuant to clause (iii) of this Section 9.10(c) shall not exceed, in the aggregate, $400,000,000. Without duplication. Purchaser shall indemnify and hold harmless Seller Indemnified Parties from and against any and all Losses (i) incurred in connection with the Taxes for which Purchaser is responsible to indemnify Seller Indemnified Parties pursuant to
Section 9.10(b) or the enforcement of Section 9.10(b) and this Section 9.10(c) and/or (ii) incurred as a result of a breach by Purchaser of any of the covenants contained in this Article IX.

                  (d) Notwithstanding anything contained herein to the contrary, Sellers' obligation to indemnify Purchaser Indemnified Parties for any Taxes and Losses pursuant to this Section 9.10 shall terminate upon the earlier of (i) the expiration of the applicable statute of limitations with respect to the underlying Tax and (ii) the closing of the Bankruptcy Cases.

                  9.11 Employee Benefits Indemnification. Sellers hereby agree to indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses that are imposed upon or assessed against a Transfer Group Company or the assets thereof (i) arising under Title IV of ERISA and relating to the Cash Balance Plan, the EFS Pension Plan, the San Juan Gas Pension Plan, the Garden State Paper Pension Plan, the Portland General Electric Company Pension Plan or any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA sponsored by Sellers or their ERISA Affiliates, (ii) due to "participating employer" or "participating company" status in the Enron Corp. Savings Plan, the Enron Corp. Employee Stock Ownership Plan, or the Cash Balance Plan or due to the participation of the Transfer Group Company employees or former employees in such plans (other than claims that, after the Closing Date, any Transfer Group Company failed to make normal and customary contributions required under the express terms of the foregoing plans, other than the Cash Balance Plan); or (iii) relating to any group health or insurance plans sponsored or maintained by Sellers or any ERISA Affiliate other than any Transfer Group Company with respect to any termination of any such plans arising under Section 4980B of the Code; provided, that such Losses are not barred from recovery from any of the Transfer Group Companies under the relevant statute of limitations; and provided, further, except with respect to the Cash Balance Plan (as provided in Section 6.14(c)), that the indemnity set forth in this Section
9.11 shall not affect the obligation of the Transfer Group Companies to make payments pursuant to any Order of the Bankruptcy Court, the Contribution Agreement, the Transition Services Agreement or any other agreement, including without limitation, the agreement set forth in Section 5.6(b) of the Contribution Agreement, between any of Sellers, on one hand, and the Transfer Group Companies, on the other hand, relating to the allocation of costs of providing employee benefits to the employees of the Transfer Group Companies.

                  9.12 TGS-Related Indemnification. Purchaser shall provide Sellers with prompt written notice (the "Communication Notice") of any actual receipt of written communication by, or any oral communication to, Purchaser, Transwestern or any other Transfer Group Companies from TGS, Enron Pipeline Company-Argentina, S.A. ("EPCA"), any direct or indirect stakeholder in TGS if such communication is in relation to TGS, or the Argentine government with respect to TGS. Regardless of whether Sellers have received a Communication Notice, Sellers shall have the right to request in writing (a "Performance Notice") that Purchaser cause Transwestern to perform services or take actions with respect to TGS or EPCA relating to or associated with (a) any correspondence prior to the date of this Agreement between Transwestern and ENARGAS, including the letters dated as of (i) November 3, 1992, November 4, 1992 and November 9, 1992 from Transwestern to the Privatization Committee of Gas del Estado; (ii) November 4, 1992 from Enron, EPCA and Transwestern to the Privatization Committee of Gas del Estado; (iii) November 4, 1992 from EPCA,
Transwestern, Perez Companc and Citicorp Equity Investments S.A. to the Privatization Committee of Gas del Estado; and (iv) July 4, 1994, from EPCA and Transwestern to ENARGAS (such letters, together with the letter set forth in clause (a) above, the "TGS Letters"). Purchaser shall cause Transwestern to perform such services or take such actions promptly upon the receipt of such Performance Notice, and shall cause Transwestern to perform in a reasonably prudent manner and in accordance with natural gas pipeline industry standards in the United States (the "Performance Standard"). Sellers hereby agree to indemnify and hold Purchaser and the CrossCountry Indemnified Parties (as defined in the Contribution Agreement) harmless from and against (x) any and all Losses arising from a third party claim against Purchaser or any CrossCountry Indemnified Party or the assets thereof arising as a result of or relating to Sellers' direct or indirect investment or ownership interest in TGS, including as a result of a breach by Enron or any of its Affiliates of any TGS Letter or any TGS Agreement to which Enron or any such Affiliate is bound, but not to the extent such claim arises from any action or inaction by Transwestern, except as provided in clause (y) of this sentence, and (y) if Transwestern has performed the services and actions requested by a Performance Notice in accordance with the Performance Standard, (A) the reasonable expenses of Transwestern for such performance, upon the receipt by Sellers of a reasonably detailed invoice and reasonably supported documentation from Purchaser relating to such performance and (B) any and all Losses arising from a third party claim against Purchaser or any CrossCountry Indemnified Party or the assets thereof relating to such performance; provided, however, that Sellers shall have no obligation to indemnify pursuant to this Section 9.12 for any Losses relating to or arising from circumstances in which Purchaser fails to provide Sellers with a Communication Notice pertaining to such circumstances when required to do so. Purchaser shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses incurred by a Seller Indemnified Party or assessed against the assets thereof arising as a result of (w) the failure of Purchaser to provide Sellers with a Communication Notice when required to do so,
(x) Transwestern's refusal or failure to perform services or actions set forth in a Performance Notice promptly following receipt of such Performance Notice,
(y) performance pursuant to any Performance Notice which is not in accordance with the Performance Standard or (z) Transwestern's election to perform services or take any action in the absence of a Performance Notice or to perform services or take actions in addition to those specified in any Performance Notice.

                  9.13 Amendment to the Contribution Agreement. On or immediately prior to the Closing Date, Sellers shall amend the Contribution Agreement to delete Sections 8.2, 8.3 and 8.4 and any other existing provisions in the Contribution Agreement relating to any obligation of Sellers to indemnify any of the Transfer Group Companies for Losses related to Taxes, employee benefits or TGS (it being agreed that indemnification for all such matters relating to the Transfer Group Companies shall be governed solely by this
Article IX).

                  9.14 Coordination of Provisions. In the case of any inconsistency between Articles IX and X, Article IX shall control with respect to Tax, employee benefits and TGS matters; provided, that Sections 10.2(b), 10.2(c), 10.2(f), 10.2(g), 10.2(h), 10.2(i), 10.2(j), 10.3(b), 10.3(c), 10.3(f),
10.4, 10.5 and 10.6 shall apply to Article IX; provided, further, that, with respect to any Tax matters, in the case of any conflict between Sections 9.4 or
9.5 on the one hand and Section 10.4 on the other hand, Sections 9.4 and 9.5 shall control.

                  9.15 Citrus Group Companies. Notwithstanding anything herein to the contrary, for purposes of allocating responsibility for Taxes and determining rights to Tax refunds or credits relating to any Citrus Group Company (collectively referred to as "Pro Rata Tax Payments") pursuant to this
Article IX, the parties hereto shall be responsible for paying only the portion of any such Pro Rata Tax Payment equal to the product of (A) fifty percent (50%) and (B) the amount of such Pro Rata Tax Payment.

                                    ARTICLE X

                                 INDEMNIFICATION

                  10.1 Survival of Representations, Warranties, Covenants and Agreements. Subject to the limitations and other provisions of this
Agreement:

                  (a) The representations and warranties of Sellers and Purchaser contained in this Agreement, and the covenants and agreements of Sellers and Purchaser contained in this Agreement which by their terms are required to be performed on or before the Closing (the "Pre-Closing Covenants"), shall survive the Closing and shall remain in full force and effect until the later of (i) June 30, 2005 and (ii) the date that is six (6) months after the Closing Date; provided, however, that the representations and warranties contained in Section 4.14 shall not survive the Closing (it being agreed that all indemnification for Tax matters shall be governed solely by Article IX, except to the extent otherwise provided in Section 9.14).

                  (b) Each covenant and agreement of Sellers and Purchaser contained in this Agreement which by its terms requires performance after the Closing Date (a "Post-Closing Covenant") shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed.

                  10.2 Seller Indemnification.

                  (a) Subject to the provisions of this Article X, and except as otherwise provided in Article IX, from and after the Closing Date, Sellers agree, severally and not jointly, and in the case of Enron severally and jointly, to indemnify the Purchaser Indemnified Parties against and hold them harmless from any and all Losses actually suffered or incurred by them arising out of the following:

                             (i) the breach of any representation or warranty of
            Sellers contained in this Agreement; provided, however, that in determining whether Sellers are liable pursuant to this Section 10.2(a)(i) for any breach of any representation or warranty contained in Section 4.7 of this Agreement, the qualification of any such representation or warranty by reference to materiality, including any reference to the qualification "Seller Material Adverse Effect" or "Transfer Group Material Adverse Effect" shall be disregarded and the determination of whether any such representation or warranty has been breached shall be made without regard to any such qualification or whether such breach is material or constitutes a Seller Material Averse Effect or Transfer Group Material Adverse Effect. Notwithstanding the foregoing, for the purposes of this
            Section 10.2(a)(i), no representation or warranty in Section 4.7 containing a qualification by reference to materiality, including any reference to "Seller Material Adverse Effect" or "Transfer Group Material Adverse Effect," shall be considered to have been breached unless the Losses to the Purchaser Indemnified Parties resulting from such breach exceed $7,500,000 (the "Individual Basket Amount") per individual breach (or series of related breaches arising out of the same event) of such representation or warranty; provided that, once such Losses for such individual breach (or series of related breaches arising out of the same event) of such representation or warranty equal or exceed the Individual Basket Amount, subject to the other limitations in this Article X (including, without limitation, satisfaction of the Basket Amount set forth in Section 10.2(d)), Sellers shall be liable to the Purchaser Indemnified Parties for the entire amount of such Losses in excess of the Basket Amount (for the avoidance of doubt, each individual breach, or series of related breaches arising out of the same event, of a representation or warranty shall be separately applied towards the Individual Basket Amount and such individual breaches, or series of related breaches arising out of the same event, shall not be aggregated with other breaches for purposes of determining whether the Individual Basket Amount has been reached);

                             (ii) the  breach  of any  Pre-Closing  Covenant  by
Sellers; or

                             (iii) the breach of any  Post-Closing  Covenant  by
Sellers;

                  (b) Sellers shall not be required to indemnify any Purchaser Indemnified Party pursuant to this Section 10.2 or Sections 9.10, 9.11 or 9.12 to the extent otherwise indemnifiable Losses or claims pursuant to this Section
10.2 or Sections 9.10, 9.11 or 9.12 (i) resulted from fraud, gross negligence, bad faith or willful misconduct of Purchaser or (ii) have resulted in a reduction in the Purchase Price pursuant to the purchase price adjustment provisions in this Agreement.

                  (c) No claim may be asserted nor may any action be commenced against Sellers pursuant to this Section 10.2(a) or Sections 9.10, 9.11 or 9.12 for breach of any representation or warranty, Pre-Closing Covenant or Post-Closing Covenant or a claim pursuant to Sections 9.10, 9.11 or 9.12, unless written notice of such claim or action (satisfying the requirements of Section 10.4) is received by Sellers on or prior to the date on which the representation or warranty, Pre-Closing Covenant or Post-Closing Covenant on which such claim or action, or claim pursuant to Sections 9.10, 9.11 or 9.12, is based ceases to survive as set forth in, as applicable, Sections 9.10, 9.11, 9.12 or 10.1.

                  (d) No claim may be made against Sellers for indemnification pursuant to Sections 10.2(a)(i) and 10.2(a)(ii) unless the aggregate amount of all Losses of the Purchaser Indemnified Parties upon which valid claims are based pursuant to such sections shall exceed an amount equal to $15,000,000 (the "Basket Amount"), and then Sellers shall only be responsible for indemnification of Losses in excess of the Basket Amount.

                  (e) The amounts paid by all Sellers for indemnification of Losses under this Agreement pursuant to Sections 10.2(a)(i) and 10.2(a)(ii) shall be limited to, in the aggregate, an amount equal to $50,000,000 (the "Indemnification Cap"), with each Seller limited to an amount equal to the product of its Percentage Interest multiplied by the Indemnification Cap.

                  (f) With respect to any successful claims for indemnification by the Purchaser Indemnified Parties under this Agreement, each Seller shall only be liable for and obligated to pay an amount equal to the product of its Percentage Interest multiplied by the amount of Losses (including Taxes) for which Sellers are obligated to pay to the Purchaser Indemnified Parties hereunder,

                  (g) No claim may be asserted nor may any action be commenced against Sellers pursuant to this Section 10.2 or Sections 9.10, 9.11 or 9.12 for breach of any representation or warranty, Pre-Closing Covenant or Post-Closing Covenant or claim pursuant to Sections 9.10, 9.11 or 9.12 to the extent that (i) Purchaser had a reasonable opportunity, but failed, in good faith to mitigate the Loss including, but not limited to, the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity, or (ii) such Loss arises from or was caused by actions taken or failed to be taken by Purchaser or any of its Affiliates after the Closing.

                  (h) All claims for indemnification made by Purchaser in accordance with this Section 10.2 or Sections 9.10, 9.11 or 9.12 shall, to the extent due and payable, be treated as an allowed administrative expense claim
(to the extent agreed upon or ordered by the Bankruptcy Court on a final non-appealable basis) under section 503(b)(1)(A) of the Bankruptcy Code against the applicable Sellers.

                  (i) Notwithstanding anything to the contrary contained herein or in any Transaction Document, (1) Sellers shall have no obligation or liability under this Agreement or the Transaction Documents for any Losses (including Taxes) incurred by Purchaser or its Affiliates that have been or will be indemnified by Sellers under the Contribution Agreement, and (2) the amounts paid by all Sellers for indemnification under this Agreement, the Citrus Trading Gas Contract Indemnification Agreement, the Transaction Documents and the Contribution Agreement shall in no event exceed, in the aggregate, the Purchase Price, with each Seller limited to an amount equal to the product of its Percentage Interest multiplied by the Purchase Price.

                  (j) Notwithstanding anything herein to the contrary, each Purchaser Indemnified Party shall only be entitled to indemnification pursuant to Article IX or this Article X for that percentage of a Loss (including Taxes) suffered by a Citrus Group Company or Northern Border Company to the extent of Sellers' indirect equity interest percentage as of the Closing Date in such Citrus Group Company or Northern Border Company.

                  10.3 Purchaser Indemnification.

                  (a) Subject to the provisions of this Article X, and except as otherwise provided in Article IX, Purchaser agrees from and after the Closing Date to indemnify the Seller Indemnified Parties against and hold them harmless from any and all Losses actually suffered or incurred by them arising out of:

                             (i) the breach of any representation or warranty of
Purchaser contained in this Agreement;

                             (ii) the  breach  of any  Pre-Closing  Covenant  by
Purchaser; or

                             (iii) the breach of any  Post-Closing  Covenant  by
Purchaser.

                  (b) Purchaser shall not be required to indemnify any Seller Indemnified Party pursuant to this Section 10.3 or Sections 9.10 or 9.12 to the extent any such Losses or claims pursuant to Sections 9.10 or 9.12 resulted from fraud, gross negligence, bad faith or willful misconduct of Sellers.

                  (c) No claim may be asserted nor may any action be commenced against Purchaser pursuant to clause (i) or (ii) of Section 10.3(a) or Sections
9.10 or 9.12 for breach of any representation or warranty, Pre-Closing Covenant or Post-Closing Covenant or claim pursuant to Sections 9.10 or 9.12, unless written notice of such claim or action (satisfying the requirements of Section 10.4) is received by Purchaser on or prior to the date on which the representation or warranty, Pre-Closing Covenant or Post-Closing Covenant on which such claim or action, or claims pursuant to Sections 9.10 or 9.12, is based ceases to survive as set forth in, as applicable, Sections 9.10, 9.12 or 10.1.

                  (d) No claim may be made against Purchaser for indemnification pursuant to Sections 10.3(a)(i) and 10.3(a)(ii) (except with respect to indemnification for breaches of Sections 6.1 and 6.16) unless the aggregate amount of all Losses of the Seller Indemnified Parties upon which valid claims are based pursuant to such sections shall exceed an amount equal to the Basket Amount, and then Purchaser shall only be responsible for indemnification of Losses in excess of the Basket Amount.

                  (e) The amounts paid by Purchaser for indemnification of Losses under this Agreement pursuant to Sections 10.3(a)(i) and l0.3(a)(ii) (except with respect to indemnification for breaches of Sections 6.1 and 6.16) shall be limited to, in the aggregate, an amount equal to the Indemnification Cap.

                  (f) The amounts paid by Purchaser for indemnification of Losses under this Agreement and the Transaction Documents shall in no event exceed, in the aggregate, the Purchase Price.

                  10.4 Procedures.

                  (a) A Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (for purposes of this Section 10.4, an "Indemnified Party"), shall give the indemnifying party under Sections 9.10, 9.11, 9.12, 10.2 or 10.3, as applicable (for purposes of this Section 10.4, an "Indemnifying Party"), prompt written notice of any matter which it has in good faith determined has given rise to a right of indemnification under this Agreement (the "Indemnity Notice"), stating the amount of the Loss, if known, and method of computation thereof, if practicable, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the Indemnified Party's failure to provide timely notice as provided herein shall not reduce the indemnification obligations of the Indemnifying Party except to the extent that the Indemnifying Party is materially harmed by such failure to provide notice. If an Indemnifying Party notifies an Indemnified Party within the Dispute Period that it disputes its liability with respect to the claim described in the Indemnity Notice, an Indemnifying Party and an Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in accordance with the provisions of Section 12.5.

                  (b) An Indemnified Party shall also give prompt written notice of any pending claim or demand by a third party (the "Third Party Claim Notice") to the Indemnifying Party that the Indemnified Party has in good faith determined will likely give rise to a right of indemnification under this Agreement (a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand. If an Indemnified Party fails to provide the Third Party Claim Notice with reasonable promptness after an Indemnified Party receives notice of such Third Party Claim, an Indemnifying Party shall still be obligated to indemnify an Indemnified Party with respect to such Third Party Claim, except to the extent that an Indemnifying Party's ability to defend the relevant claim has been materially prejudiced by such failure of an Indemnified Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, it shall within the Dispute Period, or if there is a dispute, then within the Resolution Period, notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party may participate in, at his or its own expense, but not control, the defense of such Third Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third Party Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned, settle or compromise any Third Party Claim or permit a default judgment or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Third Party Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and, subject to the applicable limitations of Sections 9.10, 9.11, 9.12, 10.2 and 10.3, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may, at its own expense, continue to contest such Third Party Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder shall, subject to the Indemnification Cap and other limits set forth in Sections 9.10, 9.11, 9.12,
10.2 and 10.3, be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept or (B) the aggregate Losses of the Indemnified Party with respect to such Third Party Claim, subject, in each case, to the limitations set forth in Sections 9.10, 9.11, 9.12, 10.2 and
10.3. If the Indemnifying Party makes any payment on any Third Party Claim or other claim hereunder, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim or other claim hereunder.

                  (c) After any final decision, judgment or award shall have been rendered in accordance with Section 12.5 and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Third Party Claim or other claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter.

                  10.5 Tax Treatment of Indemnity Payments. To the extent permitted by Applicable Law, Sellers and Purchaser agree to treat any indemnity payment made pursuant to Article IX or this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income Tax purposes.

                  10.6 Remedies.  From and after the Closing,  the provisions of
Article IX, this Article X and Sections 6.1, 6.6 and 6.16 shall be the sole and exclusive remedy of each party hereto for any breach of the other party's representations or warranties, covenants or agreements contained in this Agreement, including any breach of the other party's Pre-Closing Covenants or Post-Closing Covenants.

                                   ARTICLE XI

                                   DEFINITIONS

                  11.1    Certain  Definitions.  For purposes of this Agreement,
 the following terms shall have  the meanings  specified   in this Section 11.1:

                  "Accounting  Referee"  shall  have the  meaning  set  forth on
Schedule 2.1.

                  "Action" means any action, suit, arbitration, claim, inquiry, proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

                  "Actual Conversion Tax Liability" means the aggregate amount of liability for Taxes of the Sellers and their Affiliates for the taxable years which (i) end on or include the date of the Conversion Transactions (the "Conversion Year"), (ii) end on or include the Closing Date (the "Closing Year") and (iii) succeed the Conversion Year and precede the Closing Year.

                  "Additional Deposit Amount" shall have the meaning set forth in Section 2.2(a).

                  "Additional Letters of Credit" shall have the meaning set forth in Section 2.2(a).

                  "Affiliate" (and, with a correlative meaning "affiliated") means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise).

                  "Affiliate  Contracts"  shall  have the  meaning  set forth in
Section 4.11(b).

                  "Agreement" shall have the meaning set forth in the recitals hereto.

                  "Alternative  Transaction" shall have the meaning set forth in
Section 6.4(b).

                  "Applicable Law" means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.


                  "Approval Order" shall have the meaning set forth in Section 7.1(b).

                  "Auburndale   Settlement   Agreement"   means  the  Settlement
Agreement described in Item 5 of Schedule 4.8(a).

                  "Auction" means the auction for the sale of the Equity Interest, the equity interests of any of the Transfer Group Companies or all or substantially all of the assets of Transwestern, as contemplated by the Bidding Procedures Order.

                  "Auction Termination Date" shall mean the earlier of (i) the date of the entry of the Approval Order and (ii) the date which is eighty (80) days after the entry of the Bidding Procedures Order.

                  "Balance  Sheet  Date"  shall  have the  meaning  set forth in
Section 4.6(a).

                  "Balance Sheets" shall have the meaning set forth in Section 4.6(a).

                  "Bankruptcy Cases" means the chapter 11 cases commenced by Enron and certain of its direct and indirect subsidiaries, including EOS and ETS, on or after December 2, 2001 (including any case commenced after the date of this Agreement), jointly administered under Case No. 01-16034-(AJG).

                  "Bankruptcy Code" means title 11 of the United States Code, as amended.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Bankruptcy Cases from time to time.

                  "Basket Amount" shall have the meaning set forth in Section 10.2(d).

                  "Beginning Working Capital" shall have the meaning set forth on Schedule 2.1.

                  "Benefit  Arrangement"  shall  have the  meaning  set forth in
Section 4.13(b).

                  "Bidding Procedures Motion" means the motion to be filed by the applicable Sellers with the Bankruptcy Court seeking, among other things, to obtain approval of the Bidding Procedures Order.

                  "Bidding Procedures Order" means an Order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit A.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

                  "Capital Markets Event" means a material disruption in the markets for debt financing (which will be deemed to exist only if substantially all successful lending, underwriting, placement or syndication activity with respect to such debt financing has ceased or been suspended).

                  "Capital Stock Agreement" means the Capital Stock Agreement, dated as of June 30, 1986, among Sonat, Inc., a Delaware corporation, Internorth, Inc., a Delaware corporation, Houston Natural Gas Corporation, a Texas corporation, and Citrus, as amended by that certain letter agreement, dated as of April 3, 2000, among Enron, El Paso Corporation and Citrus, as modified by the Order of the Bankruptcy Court, dated December 1, 2003, approving the assignment and assumption of the Capital Stock Agreement to the Company.

                  "Cash  Balance  Plan"  shall  have the  meaning  set  forth in
Section 4.13(h).

                  "CES" shall have the meaning set forth in the recitals hereto.

                  "CGC Tax Basket" shall have the meaning set forth in Section 9.10(a).

                  "Citrus" shall have the meaning set forth in the recitals hereto.

                  "Citrus Group Companies" means Citrus, Citrus Energy Services, Inc., Citrus Trading, Florida Gas and each of their respective subsidiaries.

                  "Citrus Trading" means Citrus Trading Corp.

                  "Citrus Trading Contribution Amount" shall have the meaning set forth on Schedule 2.1.

                  "Citrus Trading Gas Contracts" shall have the meaning set forth in Section 6.15(a).

                  "Claim" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing  Date"  shall have the  meaning  set forth in Section
3.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment  Letters"  means,  collectively,   the  commitment
letters referred to in paragraphs (a)-(d) of Section 5.6.

                  "Communication  Notice"  shall have the  meaning  set forth in
Section 9.12.

                  "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Company" shall have the meaning set forth in the recitals hereto.

                  "Confidentiality Agreements" shall have the meaning set forth in Section 6.6(a).

                 "Contract" means any written contract, indenture, note, bond, loan, instrument, lease, commitment or other agreement.

                  "Contribution   Agreement"  means  the  Amended  and  Restated
Contribution and Separation Agreement, dated as of March 31, 2004, among Sellers, the Company, CrossCountry Citrus Corp. and CrossCountry Energy Corp.

                  "Conversion  Transactions" shall have the meaning set forth in
Section 6.16(a)(i).

                  "Covered Taxes" shall have the meaning set forth in Section 9.10(a).

                  "Creditors'   Committee"  means  the  official   committee  of
unsecured creditors of Enron Corp. et al. appointed in connection with the Bankruptcy Cases.

                  "Current Assets" shall have the meaning set forth in Annex A to Schedule 2.1.

                  "Current Liabilities" shall have the meaning set forth in Annex A to Schedule 2.1.

                  "Deposit Amount" shall have the meaning set forth in Section 2.2(a).

                  "Deposit  Escrow  Agent"  shall have the  meaning set forth in
Section 2.2(a).

                  "Deposit Escrow Agreement" shall have the meaning set forth in
Section 2.2(a).

                  "DIP Agreement" means the Amended and Restated Revolving Credit and Guaranty Agreement, dated as of July 10, 2002, among Enron, as Borrower, the subsidiaries of the Borrower party thereto, as Guarantors, the DIP Lenders party thereto, Citicorp USA, Inc., as Paying Agent and Co-Administrative Agent, and JPMorgan Chase, as Collateral Agent and Co-Administrative Agent, as amended.

                  "Disclosure Statement" means the Disclosure Statement for the Plan, including all exhibits, supplements, appendices and schedules thereto, as approved by the Bankruptcy Court pursuant to an order entered under Section 1125 of the Bankruptcy Code.

                  "Dispute Period" shall mean the period ending twenty (20) days following receipt by an Indemnifying Party of either a Third Party Claim Notice or an Indemnity Notice.

                  "Disputed Item" shall have the meaning set forth on Schedule 2.1.

                  "Distribution"   shall  mean  a  distribution  of  the  Equity
Interest (or a transaction that has a similar effect) pursuant to the Plan.

                  "DOJ" shall have the meaning set forth in Section 6.3(b).

                  "Duke Litigation" means Citrus Trading Corp. v. Duke Energy LNG Sales, Inc., Civil Action No. H-03-4869, in the United States District Court for the Southern District of Texas, Houston Division.

                  "Employee  Benefit  Plans" shall have the meaning set forth in
Section 4.13(a).

                  "ENA Litigation" means any litigation initiated by Citrus Trading against Enron North America Corp. arising out of Enron North America Corp.'s performance or failure to perform as contract operator of Citrus Trading or by Citrus against Enron arising out of Enron's performance or failure to perform as contract operator of Citrus.

                  "ENARGAS"  means  the  Ente  Nacional   Regulador  de  Gas,  a
regulatory agency of the Argentine government.

                  "Enron" shall have the meaning set forth in the recitals hereto.

                  "Environmental Law" means all Applicable Laws in effect on the date of this Agreement relating to the environment,natural resources or the protection thereof, including but not limited to any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Clean Water Act, 33 U.S.C.ss.1251 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                  "EOC" shall have the meaning set forth in the recitals hereto.

                  "EOS" shall have the meaning set forth in the recitals hereto.

                  "EPCA" shall have the meaning set forth in Section 9.12.

                  "Equity Interest" shall have the meaning set forth in the recitals hereto.

                  "ERISA" shall have the meaning set forth in Section 4.13(a).

                  "ERISA Affiliate" means, with respect to any entity, any trades or businesses (whether or not incorporated) that are under control of, or that are treated as a single employer with, such entity under Sections 414(b),
(c), (m) or (o) of the Code or Sections 400l(a)(14)(A) or (B) of ERISA.

                  "Estimated Closing Statement" shall have the meaning set forth on Schedule 2.1.

                  "Estimated Purchase Price Adjustment" shall have the meaning set forth on Schedule 2.1.

                  "Estimated Working Capital" shall have the meaning set forth on Schedule 2.1.

                  "ETS" shall have the meaning set forth in the recitals hereto.

                  "Excess Conversion Tax Liability" means the excess, if any, of the Actual Conversion Tax Liability minus the Hypothetical Non-Conversion Tax Liability.

                  "Exchange Act" shall have the meaning set forth in Section 4.6(b).

                  "Excluded Taxes" means (i) any liability for Taxes resulting from transactions or actions (other than the transactions contemplated by this Agreement, including a Section 338(h)(10) Election) out of the ordinary course of business taken by Purchaser or any Affiliate (including the Transfer Group Companies) or any transferee of Purchaser or any of its Affiliates on the Closing Date but after the Closing; (ii) any interest or penalties attributable to the untimely filing of a Tax Return described in Section 9.2(a)(iii); (iii) any liability for Taxes that are taken into account in determining the Final Purchase Price Adjustment in accordance with Schedule 2.1; and (iv) any liability for Taxes described in Section 9.3.

                  "FCC" means the Federal Communications Commission.

                  "FERC" means the Federal Energy Regulatory Commission.

                  "Final Citrus Trading Capital Contribution Amount" shall have the meaning set forth on Schedule 2.1.

                  "Final Closing  Statement" shall have the meaning set forth on
Schedule 2.1.

                  "Final Northern Capital Contribution Amount" shall have the meaning set forth on Schedule 2.1.

                  "Final Order" means that the Approval Order has been entered by the Bankruptcy Court and that the time to appeal or petition for certiorari or to move for modification or rehearing has expired and no timely appeal or petition for certiorari or motion for modification or rehearing shall then be pending, or if a timely appeal or writ of certiorari or motion for modification or rehearing thereof has been sought, that the Approval Order shall have been affirmed by the highest court to which such Approval Order was appealed, or certiorari shall have been denied or reargument or rehearing on remand shall have been denied or resulted in no material modification of such Approval Order, and the time to take any further appeal, petition for certiorari, or move for modification of such Approval Order, or move for reargument or rehearing shall have expired; provided, however that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court may be filed with respect to such Approval Order shall not cause such Approval Order not to be final.

                  "Final Purchase Price Adjustment" shall have the meaning set forth on Schedule 2.1.

                  "Final  Working  Capital"  shall have the meaning set forth on
Schedule 2.1.

                  "Financial  Statements"  shall have the  meaning  set forth in
Section 4.6(a).

                  "Financing" means the equity and debt financing for the transactions contemplated by this Agreement to be obtained by Purchaser as described in the Commitment Letters.

                  "Financing Sources" means, collectively , Southern Union Company, Southern Union Panhandle LLC, JPMorgan Chase Bank,JPMorgan Securities, Inc., Merrill Lynch Capital Corp. and Merrill Lynch, Pierce, Fenner & Smith Inc. and General Electric Capital Corporation.

                  "Florida Gas" means Florida Gas Transmission Company.


                  "FTC" shall have the meaning set forth in Section 6.3(b).

                  "General Electric Capital Corporation" means General Electric Capital Corporation, a Delaware corporation.


                  "GAAP" means United States generally accepted accounting principles as in effect during the time period of the relevant financial statement.

                  "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government, including any governmental authority, agency, department, board, commission or instrumentality or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction, and shall include the Bankruptcy Court.

                  "Guaranteed  Indebtedness" shall have the meaning set forth in
Section 6.12.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "Hypothetical Non-Conversion Tax Liability" means the sum of the hypothetical federal, state local and foreign Taxes of Sellers and their Affiliates calculated in the same manner and with respect to the same taxable years as the Actual Conversion Tax Liability; provided that for purposes of this calculation, it shall be presumed that (i) the Conversion Transactions were not effected, and (ii) a valid Section 338(h)(10) Election was made for each of the H-b Companies in respect of the sale pursuant to Article I hereof.

                  "H-10 Companies" means each of CrossCountry Citrus Corp., Transwestern Holding Company, Inc., Transwestern, Northern Plains, Pan Border Gas Company and NBP Services.

                  "Indemnification  Cap"  shall  have the  meaning  set forth in
Section 10.2(f).

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 10.4(a).

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 10.4(a).

                  "Indemnity Notice" shall have the meaning set forth in Section 10.4(a).

                  "Individual Basket Amount" shall have the meaning set forth in
Section 10.2(a).

                  "Initial Letters of Credit" shall have the meaning set forth in Section 2.2(a).

                  "IRS" means the United States Internal Revenue Service.
                   ---

                  "Law" means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by a Governmental Authority.

                  "Leased  Real  Property"  shall have the  meaning set forth in
Section 4.9(b).

                  "Letters  of  Credit"  shall  have the  meaning  set  forth in
Section 2.2(a).

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

                  "Losses" means any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys', accountants' or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder) actually suffered or incurred by a Person, but not including consequential, exemplary, special and punitive damages and lost profits.

                  "Material  Contracts"  shall  have the  meaning  set  forth in
Section 4.11(a).

                  "May 27 Motion" means the Motion Pursuant To Sections 105 And 363 Of The Bankruptcy Code And Rules 2002, 6004, 9013 And 9014 Of The Federal Rules Of Bankruptcy Procedure For An Order Authorizing And Approving (A) The Entry Into And The Terms And Conditions Of A Purchase And Sale Agreement By And Among Enron Corp., Enron Operations Services, LLC, Enron Transportation Services, LLC And EOC Preferred, L.L.C. And NuCoastal, LLC For The Sale Of All Of The Issued And Outstanding Membership Interests Of CrossCountry Energy, LLC Free And Clear Of All Liens And Claims And (B) The Consummation Of The Transactions Contemplated Therein (docket no. 18715) filed on May 27, 2004 in the Bankruptcy Cases.

                  "Modifying Order" shall have the meaning set forth in Section 3.2(g).

                  "NBI" shall have the meaning set forth in Section 4.5(d).

                  "NBP Services" shall have the meaning set forth in the recitals hereto.

                  "Northern Border" shall have the meaning set forth in Section 4.5(d).

                  "Northern Border Companies" means Northern Border, NBI, Northern Border Pipeline Company, a Texas general partnership, Crestone Energy Ventures, L.L.C., a Delaware limited liability company, Bear Paw Investments, LLC, a Delaware limited liability company, Bear Paw Energy, LLC, a Delaware limited liability company, Border Midwestern Company, a Delaware corporation, Midwestern Gas Transmission Company, a Delaware corporation, Border Viking Company, a Delaware corporation, and Viking Gas Transmission Company, a Delaware corporation.

                  "Northern Border Distribution" shall have the meaning set forth in Section 6.11.

                  "Northern Border Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993, by and among NBI, Pan Border Gas Company and Northwest Border Pipeline Company.

                  "Northern Border SEC Reports" shall have the meaning set forth in Section 4.6(b).

                  "Northern Capital Contribution" shall have the meaning set forth on Schedule 2.1.

                  "Northern Capital Contribution Amount" shall have the meaning set forth on Schedule 2.1.

                  "Northern Plains" shall have the meaning set forth in the recitals hereto.

                  "Northern Plains Group Companies" means Northern Plains, Pan Border Gas Company, Northern Border Pipeline Corporation and any of their respective subsidiaries, and any successors thereof formed pursuant to the Conversion Transactions in accordance with Section 6.16. For the avoidance of doubt, any reference to the term "Northern Plains Group Companies" shall include only the entities specified in the previous sentence and shall not be construed to cover the conduct or operations of the Northern Border Companies or Persons in which the Northern Border Companies hold a minority interest.

                  "NP Tax Basket" shall have the meaning set forth in Section 9.10(a).

                  "Objection" shall have the meaning set forth on Schedule 2.1.

                  "Objection Date" shall have the meaning set forth on Schedule 2.1.

                  "Objection  Period"  shall  have  the  meaning  set  forth  on
Schedule 2.1.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                  "Ordinary Course of Business" shall refer to the conduct of business of the Transfer Group Companies from and after December 2, 2001.

                  "Outside Date" shall have the meaning set forth in Section 3.2(b).

                  "Paying Party" shall have the meaning set forth in Section 9.2(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Per Diem Taxes" shall have the meaning set forth in Section 9.2(c)(ii).

                  "Percentage  Interest"  shall  have the  meaning  set forth in
Section 4.4.

                  "Performance  Notice"  shall  have the  meaning  set  forth in
Section 9.12.

                  "Performance  Standard"  shall have the  meaning  set forth in
Section 9.12.

                  "Permits"  means  any  approvals,  authorizations,   consents,
licenses, permits or certificates.

                  "Permitted Exceptions" means (i) all Liens and exceptions disclosed in policies of title insurance set forth on Schedule 4.19; (ii) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics', carriers', workers', repairers' and similar Liens; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority; (v) with respect to any asset, right or interest, Liens that would be released pursuant to the Approval Order from such asset, right or interest and attach to the sales proceeds received by Sellers hereunder upon the sale of the Equity Interest to Purchaser as contemplated by this Agreement and (vi) such other Liens that would not reasonably be expected to have, individually or in the aggregate, a Transfer Group Material Adverse Effect.

                  "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all Governmental Authorities.

                  "Plan" means the Fifth Amended Joint Plan of Affiliated Debtors pursuant to Chapter 11 of the Bankruptcy Code, dated January 9, 2004, as proposed by Enron and its debtor affiliates, including, without limitation, the exhibits and schedules attached thereto, as the same may be modified and supplemented from time to time.

                  "Post-Closing  Covenant"  shall have the  meaning set forth in
Section 10.1(b).

                  "Pre-Closing  Covenant"  shall have the  meaning  set forth in
Section 10.1(a).

                  "Preliminary Purchase Price" shall have the meaning set forth in Section 2.1.

                  "Preparing Party" shall have the meaning set forth in Section 9.2(d).

                  "Prime Rate" means the prime lending rate as reported in the Wall Street Journal (under the heading "Money Rates") on the Closing Date.

                  "Principal Contribution Transaction Documents" means the (i) Transition Services Agreement, (ii) Transition Services Supplemental Agreement,
(iii) Cross License Agreement, dated as of March 31, 2004, by and among Enron, NBI, Transwestern, Florida Gas, Northern Border Pipeline Company, EOS and Northern Plains, (iv) Sublease, dated as of March 31, 2004, between Enron and the Company, (v) Release Agreement, dated as of March 31, 2004, by and among Sellers, the Company, CrossCountry Energy Corp., CES, CrossCountry Alaska, LLC, CrossCountry Citrus Corp., NBP Services, Pan Border Gas Company, Northern Plains, Transwestern Holding Company, Inc. and Transwestern and (vi) Tax Sharing Agreement, dated as of March 31, 2004, between Enron, ETS, EOC, Northern Plains, Pan Border Gas Company, NBP Services, Transwestern, Transwestern Holding Company, Inc. and CrossCountry Citrus Corp.

                  "Principal  Shippers"  shall  have the  meaning  set  forth in
Section 4.12.

                  "Purchase Price" shall have the meaning set forth in Section 2.1.

                  "Purchaser" shall have the meaning set forth in the recitals hereto.

                  "Purchaser Indemnified Parties" means Purchaser and its directors, officers, employees, any Person that becomes a Subsidiary of Purchaser upon the transfer of the Equity Interest at Closing, Affiliates (but only in their capacity as Affiliates of Purchaser or in connection with the sale of the Equity Interest under this Agreement), agents (but only in their capacity as agents of Purchaser or in connection with the sale of the Equity Interest under this Agreement), successors and assigns; provided, however, that the term "Purchaser Indemnified Parties" shall not include any Citrus Group Company, any Northern Border Company or any third party partner of any such companies, including, with respect to the Citrus Group Companies, El Paso Corporation.

                 "Purchaser Material Adverse Effect" means any change, circumstance or event that would materially hinder or delay Purchaser's ability to consummate the transactions contemplated by this Agreement, other than any such change, circumstance or event which results from any of the events described in clauses (i), (ii) and (iii) of Section 3.2(d) or from any material breach by Sellers of any covenant or agreement in this Agreement or from any representation or warranty of Sellers having been or having become untrue in any material respect.

                  "Purchaser Related Parties" shall mean any potential investors, partners, members, lenders and financing sources (including the
Financing Sources) of Purchaser and their respective Affiliates and Representatives.

                  "Representatives" shall have the meaning set forth in Section 6.4(b).

                  "Request" shall have the meaning set forth in Section 6.16(a).

                  "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in an Indemnity Notice or a Third Party Claim Notice.

                  "Rights of Way" shall have the meaning set forth in Section 4.9(a).

                  "Sale Motion" means the motion to be filed with the Bankruptcy Court by the applicable Sellers seeking entry of the Approval Order.

                  "SEC" shall have the meaning set forth in Section 4.6(b).

                  "Section 338(h)(10) Election" shall have the meaning set forth in Section 6.16(a)(ii).

                  "Securities Act" shall have the meaning set forth in Section 4.6(b).

                  "Seller Indemnified Parties" means Sellers, their Affiliates and their respective Representatives, successors and assigns.

                  "Seller Material Adverse Effect" means any change, circumstance or event that would materially hinder or delay any Seller's ability to consummate the transactions contemplated by this Agreement, excluding any such change, circumstance or event to the extent resulting (a) from (i) the filing of the Bankruptcy Cases, (ii) the conversion or dismissal of any Bankruptcy Case, (iii) the appointment of a chapter 11 trustee or examiner in any Bankruptcy Case or (iv) the confirmation or the effectiveness of the Plan, or (b) from any material breach by Purchaser of any covenant or agreement in this Agreement or from any representation or warranty of Purchaser having been or having become untrue in any material respect.

                  "Sellers" shall have the meaning set forth in the recitals hereto.

                  "Southern Union Company" means Southern Union Company, a Delaware corporation.

                  "Straddle Period" shall have the meaning set forth in Section 9.2(c)(ii).

                  "Subsidiary or subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

                  "Superior Transaction" means one or more written or oral proposals (with such oral proposals made on the record at a hearing before the Bankruptcy Court) made by one or more third parties for one or more Alternative Transactions that represent, alone or in the aggregate, and in Enron's sole discretion, upon consultation with the Creditors' Committee and its Representatives, a higher or better offer for the Equity Interest, the equity interests of any of the Transfer Group Companies or all or substantially all of the assets of Transwestern than the offer made by Purchaser pursuant to the terms of this Agreement.

                  "Tax" means all federal, state, provincial, territorial, municipal, local or foreign income, profits, franchise, gross receipts, environmental (including taxes under Code Section 59A), customs, duties, net worth, sales, use, goods and services, withholding, value added, ad valorem, employment, social security, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Taxing Authority.

                  "Tax Baskets" shall mean the TWG Tax Basket, the CGC Tax Basket and the NP Tax Basket, as applicable.

                  "Tax Package" shall have the meaning set forth in Section 9.2(a)(i).

                  "Tax Proceeding" shall have the meaning set forth in Section 9.4(a).

                  "Tax Returns" means any report, return, declaration, claim for refund, information report or return or statement required to be supplied to a Taxing Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

                  "Taxing Authority" means any Governmental Authority exercising any authority to impose, regulate, levy, assess or administer the imposition of any Tax.

                  "TGS" means Transportadora de Gas del Sur S.A., an Argentine sociedad anonima.

                  "TGS Agreements" means (i) the Owners Agreement, dated as of November 13, 1992, by and among EPCA, Citicorp Equity Investments S.A. and Perez Companc, (ii) the Shareholders Agreement, dated as of November 13, 1992, by and among EPCA, Citicorp Equity Investments S.A. and Perez Companc, predecessor in interest to Petrobras Energia S.A. ("Petrobras"), an Argentine sociedad anonima,
(iii) the Technical Assistance Agreement, dated as of November 13, 1992, by and between TGS and EPCA, (iv) the Bid Agreement, dated as of November 13, 1992, by and among EPCA, Citicorp Equity Investments S.A. and Perez Companc, predecessor in interest to Petrobras and (v) the Authorization to Render the Public Service of Gas Transportation Issued to TGS (the "TGS License").

                  "TGS  Letters"  shall  have the  meaning  set forth in Section
9.12.

                  "Third  Party  Claim"  shall  have the  meaning  set  forth in
Section 10.4(b).

                  "Third Party Claim Notice" shall have the meaning set forth in
Section 10.4(b).

                  "Transaction Documents" means the Deposit Escrow Agreement, the Citrus Trading Gas Contract Indemnification Agreement, the Transfer Group Company Guaranty, the TSA and the TSSA.

                  "Transfer Group Companies" means the Company, CrossCountry Citrus Corp., the Transwestern Group Companies, the Citrus Group Companies, the Northern Plains Group Companies, NBP Services, CES and CrossCountry Alaska, LLC. For the avoidance of doubt, any reference to the term "Transfer Group Companies" shall include only the entities specified in the previous sentence and shall not be construed to cover the conduct or operations of the Northern Border Companies or Persons in which the Northern Border Companies hold a minority interest.

                  "Transfer Group Company Guaranty" means the agreement of the applicable Transfer Group Company to fulfill all obligations of Purchaser from and after the Closing, under this Agreement, of any kind or nature whatsoever, including any amount that Purchaser is or may become obligated to pay pursuant to this Agreement and such agreement shall remain in full force and effect without regard to, and shall not be affected or impaired by (i) any change in the corporate structure or ownership of Purchaser or the bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to Purchaser or any Affiliate or Subsidiary of Purchaser or (ii) any neglect, delay, omission, failure or refusal of Purchaser or Sellers to take or prosecute any action in connection with this Agreement or any other agreement, including the Transaction Documents, delivered in connection with this Agreement. In connection with a Transfer Group Company Guaranty, the applicable Transfer Group Company shall unconditionally waive any right to require Sellers to proceed first against Purchaser.

                  "Transfer Group Material Adverse Effect" means any change, circumstance or event that is materially adverse to the business, financial condition or assets of the Transfer Group Companies, taken as a whole, excluding any such change, circumstance or event to the extent resulting from (i) the economy or securities markets in general, or any outbreak of hostility, terrorist activities or war, (ii) the announcement, pendency or consummation of the sale of the Equity Interest or any other action by Sellers or any Transfer Group Company contemplated by or required by this Agreement, (iii) the filing of the Bankruptcy Cases, (iv) the confirmation or the effectiveness of the Plan,
(v) the conversion or dismissal of any Bankruptcy Case, (vi) the appointment of a chapter 11 trustee or examiner in any Bankruptcy Case, or (vii) any changes in general economic, political or regulatory conditions in industries or countries in which any of the Transfer Group Companies operates, including changes applicable to (A) the international, national, regional, or local wholesale markets for natural gas, capacity or throughput, (B) international, national, regional or local interstate natural gas pipeline systems, and (C) rules, regulations or decisions affecting the interstate natural gas transmission industry as a whole.

                  "Transition Services Agreement" means the Transition Services Agreement, dated as of March 31, 2004, between Enron and the Company.

                  "Transition   Services   Supplemental   Agreement"  means  the
Transition Services Supplemental Agreement, dated as of March 31, 2004, between Enron and the Company.

                  "Transportation Contracts" shall have the meaning set forth in
Section 4.11(a)(vii).

                  "Transwestern" shall have the meaning set forth in the recitals hereto.

                  "Transwestern Debt Amount" means the principal amount of all indebtedness of Transwestern for borrowed money, including without limitation, the outstanding principal amount owed as of the Closing Date under the Credit Agreement, dated as of May 3, 2004, among Transwestern, as Borrower, the Initial Lenders and Initial Issuing Bank named therein, as Initial Lenders and Initial Issuing Bank, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, Suntrust Bank, as Syndication Agent, and Bank One, N.A., Citicorp USA, Inc. and Union Bank of California, N.A., as Joint Documentation Agents.

                  "Transwestern Group Companies" means Transwestern Holding Company, Inc., Transwestern and any of their respective subsidiaries, and any successors thereof formed pursuant to the Conversion Transactions in accordance with Section 6.16.

                  "Transwestern Receivables" means the (i) Amended and Restated Promissory Note by Enron in favor of Transwestern, with an effective date of May 14, 2001 and an outstanding balance of $233,943,232.69 as of the date of this Agreement, (ii) Subordinated Promissory Note by Enron Corp. in favor of Transwestern, with an effective date of November 13, 2001 and an outstanding balance of $137,500,000 as of the date of this Agreement, (iii) Subordinated Promissory Note by Enron Corp. in favor of Transwestern with an effective date of November 13, 2001 and an outstanding balance of $412,500,000 as of the date of this Agreement, (iv) intercompany receivable in the amount of $32,865,523.00 as of the date of this Agreement owed by Risk Management and Trading Corp. to Transwestern, (v) intercompany receivable in the amount of $1,260,943.78 as of the date of this Agreement owed by Enron Capital & Trade Resources to Transwestern, (vi) intercompany receivable in the amount of $1,878.25 as of the date of this Agreement owed by Enron Energy Services to Transwestern, and (vii) intercompany receivable arising under the Tax Sharing Agreement, dated as of March 31, 2004, by and among Enron, Northern Plains, Pan Border Gas Company, NBP Services, Transwestern, Transwestern Holding Company, Inc. and CrossCountry Citrus Corp., which was owed by Enron to Transwestern in the amount of $83,988,930.00 as of March 31, 2004.

                  "Treasury Regulations" means the regulations promulgated under the Code.

                  "True-up Amount" shall have the meaning set forth on Schedule 2.1.

                  "TSA" shall have the meaning set forth in Section 8.1(g).

                  "TSSA" shall have the meaning set forth in Section 8.1(g).

                  "TWG Tax Basket" shall have the meaning set forth in Section 9.10(a).

                  "Winning Bidder" shall have the meaning set forth in the Bidding Procedures Order.

                  "Working Capital" shall consist of the net amount of the line items reflected in the related worksheet set forth on Annex A to Schedule 2.1. and shall, in all instances, be computed using the same line items, and in the same manner, as set forth in such worksheet, consistently with the Working Capital Accounting Principles.

                  "Working Capital Accounting Principles" shall have the meaning set forth on Schedule 2.1.

                  "Working Capital Worksheet" shall have the meaning set forth in Annex A to Schedule 2.1.

                  11.2 Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  11.3 Knowledge Qualifiers. References to "Sellers' Knowledge" or "to the Knowledge of Sellers" and similar terms shall refer to the actual knowledge, without any requirement of inquiry or investigation, of any of the individuals listed on Schedule 11.3.

                  11.4 Interpretation. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Bankruptcy Court Approval. The obligations of Enron, ETS and EOS under this Agreement are subject to approval of the Bankruptcy Court.

                  12.2 Obligations Several. Enron shall be jointly and severally liable for all obligations of Sellers under this Agreement, and EOS, ETS and EOC shall be severally liable for their respective obligations under this Agreement, each in accordance with its Percentage Interest.

                  12.3 Expenses. Except as otherwise set forth in this Agreement, each of Sellers and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, obtaining the Approval Order and the Bidding Procedures Order, it being understood that in no event shall any of the Transfer Group Companies bear any of such costs and expenses.

                  12.4 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any information disclosed on any schedule hereto shall be deemed disclosed for all schedules hereto. Any matter disclosed in any section of a schedule shall be deemed disclosed in each section of such schedule.

                  12.5 Submission to Jurisdiction:Consent to Service of Process.

                  (a) Without  limiting any party's right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated by this Agreement, and (ii) any and all Actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.13; provided, however, that if the Bankruptcy Cases have closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute.

                  (b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, Action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 12.13.

                  12.6 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6.

                  12.7 No Consequential or Punitive Damages. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages claimed by such other party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

                  12.8 No Right of Set-Off. Purchaser for itself and for its Subsidiaries, Affiliates, successors and assigns hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Purchaser or any of its Subsidiaries, Affiliates, successors and assigns has or may have with respect to the payment of the Purchase Price or any other payments to be made by the Purchaser pursuant to this Agreement or any other document or instrument delivered by Purchaser in connection herewith.

                  12.9 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  12.10 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Confidentiality Agreements and the Transaction Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise provided herein, all remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

                  12.11 Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

                  12.12 Table of Contents and Headings. The table of contents and Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  12.13 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the fourth day after mailing if mailed by certified mail, return receipt requested, or (iii) the day of transmission, if sent by facsimile or telecopy during regular business hours, or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a party may have specified by notice given to the other parties pursuant to this provision):

                  If to any Seller, to:

                          Enron Corp.
                          1221 Lamar Street, Suite 1600
                          Houston, TX 77010
                          Attention:   General Counsel
                          Facsimile:   (713) 646-6227

                  With a copy to:

                          Weil, Gotshal & Manges LLP
                          200 Crescent Ct., Suite 300
                          Dallas, TX 75201
                          Attention:   Michael A.  Saslaw
                          Facsimile:   (214) 746-7777

                  If to Purchaser, to:

                          Southern Union Company
                          One PEI Center, Second Floor
                          Wilkes-Barre, PA  18711
                          Attention:  Thomas F.  Karam, President and COO
                          Facsimile:  (570) 829-8900

                  And to:

                          General Electric Capital Corporation
                          260 Long Ridge Road
                          Stamford, CT  06927
                          Attention:  Manager of Operations
                          Facsimile:  (203) 961-2215

                  With a copy to:

                          Fleischman & Walsh, LLP
                          1919 Pennsylvania Avenue, N.W., Suite 600
                          Washington, DC 20006
                          Attention:   Sean P.  McGuinness
                          Facsimile:   (202) 265-5706

                  And a copy to:

                          Paul, Hastings, Janofsky & Walker LLP
                          1055 Washington Boulevard
                          Stamford, CT  06901
                          Attention:     Jonathan Birenbaum
                          Facsimile:     (203) 359-3031

                  12.14 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  12.15 Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as set forth in Sections 6.1, 6.8,
Article IX and Article X, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of Sellers or Purchaser (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

                  12.16    [Intentionally Omitted]

                  12.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  12.18  Specific  Performance.  Subject  to the  provisions  of
Section 2.2(a) and the delivery of the Additional Letters of Credit for the Additional Deposit Amount, Sellers hereby agree that, in the event of any breach by any Seller of any material covenant, obligation or other term or provision set forth in this Agreement for the benefit of Purchaser, Purchaser shall be entitled to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other term or provision; provided, however, that Purchaser's right under this Section 12.18 shall terminate upon Closing.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                CCE HOLDINGS, LLC



                                By:  /s/ THOMAS F. KARAM
                                   ---------------------------------------------
                                         Name:  Thomas F. Karam
                                         Title: President


                                ENRON OPERATIONS SERVICES, LLC

                                By:      Enron Transportation Services, LLC, its
                                         Sole Member
                                By:      EOC Preferred, L.L.C., its Sole Member
                                By:      Enron Corp., its Sole Member



                                By:  /s/ GEORGE M. MCCORMICK
                                   ---------------------------------------------
                                         Name:   George M.  McCormick
                                         Title:  Managing Director, Corporate
                                                  Development


                               ENRON TRANSPORTATION SERVICES, LLC

                                By:      EOC Preferred, L.L.C., its Sole Member
                                By:      Enron Corp., its Sole Member



                                By:  /s/ GEORGE M. MCCORMICK
                                   ---------------------------------------------
                                         Name:   George M.  McCormick
                                         Title:  Managing Director, Corporate
                                                 Development

                              EOC PREFERRED, L.L.C.

                                By: Enron Corp., its Sole Member



                                 By:  /s/ GEORGE M. MCCORMICK
                                    --------------------------------------------
                                          Name:   George M.  McCormick
                                          Title:  Managing Director, Corporate
                                                  Development



                                 ENRON CORP.



                                 By:  /s/ GEORGE M. MCCORMICK
                                    --------------------------------------------
                                          Name:   George M.  McCormick
                                          Title:  Managing Director, Corporate
                                                  Development